SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐  Soliciting Material Under Rule 14a-12

Allied Healthcare International Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ALLIED HEALTHCARE INTERNATIONAL INC.
245 Park Avenue
New York, New York 10167

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held at 10:00 a.m. on June 14, 2011

To the holders of shares of common stock of Allied Healthcare International Inc.:

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Allied Healthcare International Inc. will be held at the offices of Edwards Angell Palmer & Dodge LLP, 750 Lexington Avenue, New York, New York 10022, on Tuesday, June 14, 2011, at 10:00 a.m., New York time, to consider and act upon the following matters:

I.	To elect the seven directors named in the attached proxy statement to our board of directors.

II.	To vote on a non-binding basis to approve the compensation of our named executive officers.

III.	To vote on a non-binding basis on how frequently the vote to approve the compensation of our named executive officers should be included in future proxy statements (once every year, once every two years or once every three years).

IV.	To ratify the appointment of EisnerAmper LLP as independent auditors for our company for our fiscal year ending September 30, 2011.

V.	To transact such other business as may properly come before the annual meeting and any and all adjournments and postponements thereof.

We describe these items of business more fully in the attached proxy statement. Only shareholders of record at the close of business on April 27, 2011 are entitled to receive notice of and to vote at the annual meeting or any adjournment or postponement thereof.

A copy of our annual report to shareholders for our fiscal year ended September 30, 2010 is enclosed with this Notice of Annual Meeting of Shareholders and the attached proxy statement. The annual report to shareholders is not part of our proxy solicitation materials.

All shareholders are cordially invited to attend the annual meeting. Whether or not you expect to attend the annual meeting, please vote. You may vote your shares by completing and returning the enclosed proxy card or you may vote electronically through the Internet or by telephone by following the instructions on your proxy card. Your vote is being solicited by the board of directors.

By Order of the Board of Directors

Leslie J. Levinson
Secretary

New York, New York
May 3, 2011

ALLIED HEALTHCARE INTERNATIONAL INC.
245 Park Avenue
New York, New York 10167

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
to be held at 10:00 a.m. on June 14, 2011

THE ANNUAL MEETING

We are furnishing this proxy statement to the shareholders of Allied Healthcare International Inc. as part of the solicitation of proxies by the board of directors for use at the annual meeting. The Notice of Annual Meeting of Shareholders, this proxy statement, the accompanying proxy card for holders of common stock and the accompanying annual report to shareholders for our fiscal year ended September 30, 2010 are first being mailed to shareholders on or about May 3, 2011.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 14, 2011

This proxy statement and our annual report to shareholders for the fiscal year ended September 30, 2010 are available at http://www.ir-site.com/alliedhealthcare/proxy.asp.

Date, Time and Place

We will hold the annual meeting of shareholders on Tuesday, June 14, 2011, at 10:00 a.m. local time, at the offices of Edwards Angell Palmer & Dodge LLP, 750 Lexington Avenue, New York, New York 10022.

Proposals to be Considered at the Annual Meeting

At the annual meeting, shareholders will be asked to consider and vote upon the following matters:

I.	To elect the seven directors named herein to our board of directors.

II.	To vote on a non-binding basis to approve the compensation of our named executive officers.

III.	To vote on a non-binding basis on how frequently the vote to approve the compensation of our named executive officers should be included in future proxy statements (once every year, once every two years or once every three years).

IV.	To ratify the appointment of EisnerAmper LLP as independent auditors for our company for our fiscal year ending September 30, 2011.

V.	To transact such other business as may properly come before the annual meeting and any and all adjournments and postponements thereof.

Who Can Vote

You are entitled to vote on the proposals to be acted upon at the annual meeting if you were a holder of record of the common stock of our company as of the close of business on April 27, 2011 (the “Record Date”).

Shares Outstanding and Entitled to Vote; Quorum

As of the Record Date, there were 43,571,251 shares of common stock outstanding (excluding shares held in treasury). Each share of common stock is entitled to one vote.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock will constitute a quorum for the transaction of business at the annual meeting.

Vote Required

If a quorum is present, a nominee for election to a position on the board of directors will be elected as a director if he or she receives a plurality of the votes cast at the annual meeting.

If a quorum is present, the approval of the executive compensation of our named executive officers will require the affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy at the annual meeting. This is a non-binding, advisory vote of the shareholders.

The vote on how frequently the vote to approve the compensation of our named executive officers should be included in future proxy statements (once every year, once every two years or once every three years) is also a non-binding, advisory vote of the shareholders. The alternative receiving the greatest number of votes (once every year, once every two years or once every three years) will be the frequency that the shareholders approve. We will consider the results of the vote in determining whether to hold an advisory vote to approve the compensation of our named executive officers every one year, every two years or every three years.

If a quorum is present, the ratification of EisnerAmper LLP as our independent auditors for our fiscal year ending September 30, 2011 will require the affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy at the annual meeting.

We have retained Computershare Trust Company, N.A., the transfer agent for our common stock, to tabulate the votes at the annual meeting.

Effect of Abstentions, Withheld Votes and Broker Non-Votes

Shares of stock represented by properly executed proxies that reflect abstentions, withheld votes and broker non-votes will be treated as shares that are present for purposes of determining the presence of a quorum. “Broker non-votes” are proxies received from brokers or other nominees for the beneficial owners of the shares in which the broker or nominee votes on some matters but not on others because it does not have discretionary authority to vote and has not received voting instructions from the beneficial owner of the shares.

Withheld votes and broker non-votes will have no effect on the outcome of the vote on the election of directors. However, abstentions and broker non-votes will have the effect of a vote against non-binding proposal to approve the compensation of our named executive officers and against the proposal to ratify the appointment of our independent auditors. Abstentions and broker non-votes will not affect the outcome of the non-binding vote on how frequently the vote to approve the compensation of our named executive officers should be included in future proxy statements.

Voting by Directors, Executive Officers and Principal Shareholders

At the close of business on the Record Date, our company’s directors and executive officers and their spouses and affiliates owned and were entitled to vote an aggregate of 128,165 shares of common stock, which represented less than 1% of the outstanding shares of common stock. Each of our directors and executive officers and their spouses and affiliates have indicated their present intention to vote, or cause to be voted, their shares of common stock for the election of the directors named herein, for the approval of the compensation of our named executive officers and for the ratification of EisnerAmper LLP as our independent auditors for our fiscal year ending September 30, 2011. In addition, each of our directors and officers and their spouses and affiliates have indicated their present intention to vote, or cause to be voted, their shares of common stock for one year in the vote on how frequently the vote to approve the compensation of our named executive officers should be included in future proxy statements.

How You Can Vote

Registered Holders.  If you a registered holder of shares of our common stock (i.e., your name is listed on our transfer agent’s books as being held directly by you), you may vote in person at the annual meeting. If you vote in person at the annual meeting, you will be asked to complete a proxy card and submit it to the chairman of the meeting.

If you are a registered holder, you may also vote by proxy at the annual meeting. To vote by proxy, simply mark your proxy card with respect to the proposals to be voted upon, date and sign it, and return it in the postage-paid envelope provided. All shares entitled to vote and represented by properly executed proxy cards that are received before the polls are closed at the annual meeting, and not revoked or superseded, will be voted at the annual meeting in accordance with the instructions indicated on those proxy cards. If you are a registered holder, you may also cast your proxy electronically through the Internet or by telephone by following the instructions on your proxy card.

Beneficial Holders.  If you are not the holder of record of your shares (i.e., they are held in the name of a broker, bank or other nominee), you will receive a voting card from your broker, bank or other nominee (or an agent acting on behalf of such institution) that you must return to your broker, bank or other nominee or its agent in order for your shares to be voted. Your shares will then be voted by proxy by your broker, bank or other nominee. Alternatively, if you are not a holder of record of your shares, you will also be entitled to vote electronically through the Internet or by telephone by following the instructions on the voting card that you receive from your broker, bank or other nominee (or an agent acting on behalf of such institution).

If your shares of common stock are held by a broker, bank or other nominee and you wish to vote those shares in person at the annual meeting, you must obtain from the nominee holding your shares a properly executed legal proxy, identifying you as a shareholder of our company, authorizing you to act on behalf of the nominee at the annual meeting and specifying the number of shares with respect to which the authorization is granted.

Effect of Not Casting Your Vote

Registered Holders.  If you a registered holder of shares of our common stock and you do not cast your vote, either in person or by proxy, no votes will be cast on your behalf on any of the items of business at the annual meeting.

Beneficial Holders.  If you are not the holder of record of your shares, it is critical that you cast your vote if you want it to count in the election of directors, on the advisory vote on the compensation of our named executive officers and in the advisory vote on how frequently the vote to approve the compensation of our named executive officers should be included in future proxy statements. Your bank or broker is not allowed to vote your uninstructed shares on these proposals on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, in the advisory vote to approve the compensation of our named executive officers and in the advisory vote on how frequently the vote to approve the compensation of our named executive officers should be included in future proxy statements, no votes will be cast on your behalf.

Your bank or broker will, however, have discretion to vote any uninstructed shares on the ratification of the appointment of our company’s independent auditors.

Voting of Proxies

Where a signed proxy card is returned, but no specific instructions are indicated, your shares will be voted as follows:

•	FOR the nominees to the board of directors listed in this proxy statement and on the proxy card;

•	FOR approval of the compensation of our named executive officers;

•	FOR every one year in the vote on how frequently the vote to approve the compensation of our named executive officers should be included in future proxy statements (once every year, once every two years or once every three years); and

•	FOR the ratification of EisnerAmper LLP as independent auditors for our company for our fiscal year ending September 30, 2011.

Proxy cards marked as abstaining or withholding a vote will be treated as present for purposes of determining a quorum for the annual meeting, but will not be counted as a vote cast in respect of any matter as to which abstinence or withholding a vote is indicated.

Revocation of Proxy

If you are a registered holder and vote by proxy card, you may revoke that proxy at any time before it is voted at the annual meeting. You may do this by:

•	signing a written notice of revocation, dated later than the proxy card, and returning it to us, at 245 Park Avenue, New York, New York 10167 (Attn.: Secretary), prior to the Annual Meeting;

•	signing another proxy card with a later date and returning it to us, at 245 Park Avenue, New York, New York 10167 (Attn.: Secretary), prior to the annual meeting; or

•	attending the annual meeting in person and casting a ballot (although attendance at the annual meeting will not in and of itself constitute revocation of a proxy card).

If you are either a registered holder or a beneficial holder whose shares are held in the name of a broker, bank or other nominee and you vote by the Internet or by telephone, you may vote again at a later date, using the same procedure, in which case the later submitted vote will be recorded and the earlier vote revoked.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth the number of shares of common stock, and the percentage of shares of common stock, beneficially owned as of the Record Date (except as noted in the footnotes below) by (1) each director of our company, (2) each named executive officer, (3) all persons known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock, and (4) all current directors and executive officers of our company as a group (8 persons). The information as to the number of shares of our common stock beneficially owned by the individuals and entities listed below was derived from reports filed with the Securities and Exchange Commission by such persons and company records. To our knowledge, except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Except as set forth below, the address of each of the following holders of shares of our common stock is c/o Allied Healthcare International Inc., 245 Park Avenue, New York, New York 10167.

	Number of
	Shares of		Percentage of
	Common Stock		Common Stock
	Beneficially		Beneficially
Name	Owned		Owned(1)

Alexander (Sandy) Young	116,839	(2)	*
Paul Weston	178,000	(3)	*
Sophia Corona	237,500	(4)	*
Mark Hanley	75,000	(5)	*
Wayne Palladino	264,664	(6)	*
Jeffrey S. Peris	321,000	(7)	*
Raymond J. Playford	3,162		*
Ann Thornburg	293,750	(8)	*
Dimensional Fund Advisors LP	3,535,600	(9)	8.1
Rutabaga Capital Management	3,305,860	(10)	7.6
Austin W. Marxe and David M. Greenhouse	2,929,718	(11)	6.7
Keane Capital Management, Inc.	2,614,581	(12)	6.0
Octavian Special Master Fund, L.P. and Tiberius OC Fund, Ltd.	2,617,877	(13)	6.0
Wellington Management Capital, LLP	2,267,420	(14)	5.2
BlackRock, Inc.	2,266,714	(15)	5.2
All current executive officers and directors as a group (8 persons).	1,489,915	(16)	3.3

*	Less than 1%.

(1)	As of the Record Date, there were 43,571,251 shares of our common stock outstanding. The percentage given for each shareholder assumes that such shareholder has exercised the options held by such shareholder that are exercisable within 60 days of the Record Date, but that no other shareholders have exercised the options held by them.

(2)	Consists of 10,000 shares held by Mr. Young and 106,839 shares held by Mr. Young’s wife. Does not include 200,000 shares subject to options and 566,135 stock appreciation rights held by Mr. Young that are not exercisable within 60 days of the Record Date.

(3)	Consists of 178,000 shares subject to options held by Mr. Weston that are exercisable within 60 days of the Record Date. Does not include 96,000 shares subject to options held by Mr. Weston that are not exercisable within 60 days of the Record Date.

(4)	Consists of 237,500 shares subject to options held by Ms. Corona that are exercisable within 60 days of the Record Date. Does not include 52,500 shares subject to options held by Ms. Corona that are not exercisable within 60 days of the Record Date.

(5)	Consists of 75,000 shares subject to options held by Mr. Hanley that are exercisable within 60 days of the Record Date. Does not include 45,000 shares subject to options held by Mr. Hanley that are not exercisable within 60 days of the Record Date.

(6)	Consists of 5,914 shares of common stock held by Mr. Palladino, 250 shares held jointly by Mr. Palladino and his wife and 258,500 shares subject to options that are exercisable within 60 days of the Record Date. Does not include an additional 52,500 shares subject to options held by Mr. Palladino that are not exercisable within 60 days of the Record Date.

(7)	Consists of 2,000 shares of common stock held by Marjon Repjel, LP and 319,000 shares subject to options held by Dr. Peris that are exercisable within 60 days of the Record Date. Dr. Peris has sole voting and sole dispositive power over the shares of common stock held by Marjon Repjel, LP. Does not include an additional 60,000 shares subject to options held by Dr. Peris that are not exercisable within 60 days of the Record Date.

(8)	Consists of 293,750 shares subject to options held by Ms. Thornburg that are exercisable within 60 days of the Record Date. Does not include 56,250 shares subject to options held by Ms. Thornburg that are not exercisable within 60 days of the Record Date.

(9)	The number of shares owned is based on a Schedule 13G amendment filed by Dimensional Fund Advisors LP (“Dimensional”) with the Securities and Exchange Commission on February 11, 2011. According to the Schedule 13G amendment, Dimensional has sole voting power with respect to 3,446,051 shares of our common stock, shared voting power with respect to no shares of our common stock, sole dispositive power with respect to 3,535,600 shares of our common stock and shared dispositive power with respect to no shares of our common stock. Dimensional’s address is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(10)	The number of shares owned is based on a Schedule 13G amendment filed by Rutabaga Capital Management (“Rutabaga”) with the Securities and Exchange Commission on February 3, 2011. According to the Schedule 13G amendment, Rutabaga has sole voting power with respect to 2,822,598 shares of our common stock, shared voting power with respect to 483,262 shares of our common stock, sole dispositive power with respect to 3,305,860 shares of our common stock and shared dispositive power with respect to no shares of our common stock. Rutabaga’s address is 64 Broad Street, 3rd Floor, Boston, Massachusetts 02109.

(11)	The number of shares owned is based on a joint filing on Schedule 13G by Mr. Marxe and Mr. Greenhouse with the Securities and Exchange Commission on February 16, 2010. The Form 13F filed by Messrs. Marxe and Greenhouse on February 11, 2011 indicates that they continue to hold 2,929,718 shares of our common stock as of December 31, 2010. According to the Schedule 13G filed on February 16, 2010, Messrs. Marxe and Greenhouse share voting and investment power over 351,231 shares of our common stock owned by Special Situations Cayman Fund, L.P. and 2,578,487 shares of our common stock owned by Special Situations Fund III QP, L.P. Messrs. Marxe’s and Greenhouse’s address is 527 Madison Avenue, Suite 2600, New York, NY 10022.

(12)	The number of shares owned is based on the Schedule 13G amendment filed by Keane Capital Management, Inc. (“Keane”) with the Securities and Exchange Commission on February 17, 2009. The Form 13F filed by Keane on February 14, 2011 indicates that it holds 2,244,549 shares of our common stock (5.2% of the outstanding shares as of the Record Date) as of December 31, 2010. According to the Schedule 13G amendment filed on February 17, 2009, Keane has sole voting power with respect to 2,614,581 shares of our common stock, shared voting power with respect to no shares of our common stock, sole dispositive power with respect to 2,614,581 shares of our common stock and shared dispositive power with respect to no shares of our common stock. Keane’s address is 3440 Torringdon Way, Suite 308, Charlotte, North Carolina 28277.

(13)	The number of shares owned is based on the joint filing on Schedule 13D made on April 21, 2011 by (i) Octavian Special Master Fund, L.P. (“Octavian Fund”); (ii) Tiberius OC Fund, Ltd.

(“Tiberius Fund”); (iii) Octavian Advisors, LP, the investment manager of each of Octavian Fund and Tiberius Fund (“Octavian Advisors”); (iv) Octavian Asset Management, LLC, the general partner of Octavian Advisors (“Octavian Asset Management”); (v) Richard Hurowitz, the chairman and chief executive officer of Octavian Advisors and managing member of Octavian Asset Management; and (vi) certain other entities. According to the Schedule 13D, Octavian Fund has sole voting and sole dispositive power with respect to 2,235,099 shares of our common stock, Tiberius Fund has sole voting and sole dispositive power with respect to 382,778 shares of our common stock and each of Octavian Advisors, Octavian Asset Management and Mr. Hurowitz has shared voting and shared dispositive power with respect to 2,617,877 shares of our common stock. The address of each of the reporting persons is 650 Madison Avenue, 23rd Floor, New York, New York 10022.

(14)	According to separate Schedules 13G filed by Wellington Management Company, LLP and Wellington Trust Company, NA with the Securities and Exchange Commission on February 14, 2011, each of these entities has sole voting power with respect to no shares of our common stock, shared voting power with respect to 2,267,420 shares of our common stock, sole dispositive power with respect to no shares of our common stock and shared dispositive power with respect to 2,267,420 shares of our common stock. The address of Wellington Management Company, LLP and Wellington Trust Company, NA is 280 Congress Street, Boston, Massachusetts 02210.

(15)	The number of shares owned is based on the Schedule 13G filed by BlackRock, Inc. (“BlackRock”) with the Securities and Exchange Commission on February 3, 2011. According to the Schedule 13G, BlackRock has sole voting power with respect to 2,266,714 shares of our common stock, shared voting power with respect to no shares of our common stock, sole dispositive power with respect to 2,266,714 shares of our common stock and shared dispositive power with respect to no shares of our common stock. BlackRock’s address is 40 East 52nd Street, New York, New York 10022.

(16)	Includes an aggregate of 1,361,750 shares subject to options held by our executive officers and directors that are exercisable within 60 days of the Record Date, 106,839 shares held by Mr. Young’s wife, 250 shares held jointly by Mr. Palladino and his wife and 2,000 shares held by Marjon Repjel, LP, an entity over which Dr. Peris has sole voting and dispositive power.

PROPOSAL I:  ELECTION OF DIRECTORS

At the annual meeting, seven directors are to be elected to our board of directors. The seven nominees for election whom shareholders are to vote upon are:

Sophia Corona

Mark Hanley

Wayne Palladino

Jeffrey S. Peris

Raymond J. Playford

Ann Thornburg

Alexander (Sandy) Young

All of the nominees are currently members of our board of directors. All of the nominees were nominated by our board of directors upon the recommendation of our Nominating and Corporate Governance Committee.

Our board of directors recommends that the shareholders vote FOR the election of the seven directors named above to our board.

The persons named in the enclosed proxy card intend to vote for the election of the individuals named above unless the proxy card is marked to indicate that such authorization is expressly withheld. Should any of the nominees become unable to serve when the election occurs, it is the intention of the person named in the enclosed proxy card to vote for the election of such other individuals as the board of directors recommends.

There is no cumulative voting for the election of directors.

Our Directors and Officers

The following table sets forth certain information concerning the officers of our company and the directors of our company. (Ages are given as of the Record Date.)

Name	Age	Positions with our Company

Alexander (Sandy) Young	56	Chief Executive Officer and Director
Paul Weston	46	Chief Financial Officer
Leslie J. Levinson	56	Secretary
Sophia Corona	47	Director
Mark Hanley	50	Director
Wayne Palladino	52	Director
Jeffrey S. Peris	65	Non-Executive Chairman of the Board
Raymond J. Playford	51	Director
Ann Thornburg	61	Director

The following paragraphs provide certain biographical information regarding each director and executive officer. For each director, the paragraphs include a description of the experiences, qualifications, attributes or skills that led our Nominating and Corporate Governance Committee to conclude that he or she should be nominated to our board of directors. In addition, another factor the Nominating and Corporate Governance Committee considered in reaching its conclusion that the individuals listed below (other than Professor Playford, who joined the board in August 2010) should be nominated to our board of directors was that each of them has served for a number of years on our board and is thus familiar with our company and its operations.

Alexander (Sandy) Young has served as chief executive officer and a director of our company since January 2008. From 2004 until joining our company, Mr. Young was the managing director of electronic security at Chubb Electronic Security (“Chubb”), a subsidiary of United Technologies Corporation, a U.S.-based conglomerate. Prior to working at Chubb, Mr. Young worked for 27 years at Rentokil Initial, UK, a U.K.-based conglomerate, and its predecessors, rising from branch management to regional managing director for Northern Europe. As chief executive officer of our company, Mr. Young has a breadth of knowledge regarding all aspects of our business.

Paul Weston assumed the office of chief financial officer of our company in October 2008. From May 2008 until September 2008, Mr. Weston served as our company’s chief financial officer designate and, from 2004 until September 2008, Mr. Weston served as the company’s financial director in the United Kingdom, with responsibility for all of our U.K. operating subsidiaries. In addition, from June 2006 until July 2006, Mr. Weston served as interim chief financial officer of our company. From 2001 to 2004, Mr. Weston was group financial controller at SSL plc, a global manufacturer and distributor of healthcare and consumer products, and prior to that he spent seven years in various corporate finance positions for the European operations of Fruit of the Loom, a textile manufacturer. Mr. Weston qualified with the Institute of Chartered Accountants (ACA) in England and Wales in 1990.

Leslie J. Levinson has served as secretary of our company since September 1999 and had previously served in such capacity from October 1990 until July 1997. Since April 2009, he has been a partner in the law firm of Edwards Angell Palmer & Dodge LLP, where he serves as chair of the healthcare practice. Edwards Angell Palmer & Dodge LLP serves as counsel to our company. From March 2007 until April 2009, he was a partner in WolfBlock LLP, which firm served as counsel to our company. From 2002 until March 2007 he was a partner in Brown Raysman Millstein Felder & Steiner LLP and its successor, Thelen Reid Brown Raysman & Steiner LLP, which firm served as counsel to our company, and from 1991 until 2002 he was a partner in the law firm of Baer Marks & Upham LLP, which firm served as counsel to our company.

Sophia Corona has been a director of our company since November 2006. Since February 2007, she has been employed by Creditex Group Inc., an inter-dealer broker that provides market participants with an electronic credit derivatives trading platform. From February 2007 until January 2010, she served as chief financial officer of Creditex Group Inc. and from January 2010 until the present she has served as chief operating officer of Creditex Group Inc. From April 2006 until February 2007, Ms. Corona was a financial advisor to privately-owned companies. From October 2001 until March 2006, she was the chief financial officer of Bigfoot Interactive, Inc (now known as Epsilon Interactive, Inc.), a provider of e-mail communications and marketing services, which was acquired by Alliance Data Systems Corporation, a New York Stock Exchange-listed company that is a provider of transaction services, credit services and marketing services, in September 2005. From 2000 until 2001, Ms. Corona was the vice president of business development for Visual Radio, LLC, a technology incubation fund that she co-founded in 1996 and in which she was employed as the chief financial officer from 1996 until 1998. From 1998 until 2000, she was a senior vice president with Prism Communications Services, Inc., a telecommunications provider. Ms. Corona has a strong background in operating businesses and in financial reporting.

Mark Hanley has been a director of our company since January 2009. Mr. Hanley previously served as a member of the board of directors of our company from November 2005 until April 2007. Since February 2007, Mr. Hanley has served as the president and chief executive officer of Clinical Research Advantage Inc., a pharmaceutical clinical trials company. From August 2005 until February 2007, he was a consultant to companies in the healthcare industry. From 2000 to August 2005, Mr. Hanley was president and chief executive of O2 Science Acquisition Corporation, a provider of respiratory services. From 1998 to 1999, he was a senior vice president, sales and marketing, of Coram Healthcare Corporation, which provided specialized home infusion therapies and services in the United States and Canada. From 1995 to 1997, Mr. Hanley was an executive director/director of business development of Transworld Healthcare (UK) Limited, a subsidiary of the company now known as Allied Healthcare Holdings Limited. From 1987 to 1995, he held various positions with Apria Healthcare Group, Inc., a California-based home healthcare company. Mr. Hanley has extensive experience in the health-care industry, including prior service in management of one of our subsidiaries.

Wayne Palladino has been a director of our company since September 2003. Mr. Palladino has worked at Pzena Investment Management LLC, an asset management firm, since June 2002, where he is a principal and serves as head of client service. From May 2007 until April 2009, he was the chief financial officer of Pzena Investment Management LLC. From August 2000 until June 2002, he was senior vice president and chief financial officer of Lillian Vernon Corporation, a catalog retailer. Mr. Palladino was a vice president of our company from February 1991 until September 1996, senior vice president of our company from September 1996 until August 2000 and chief financial officer of our company from February 1991 until August 2000. Mr. Palladino has an extensive background in public company finance, including prior service as chief financial officer of our company.

Jeffrey S. Peris has been a director of our company since May 1998 and the non-executive chairman of the board of our company since June 2009. From April 2009 until June 2009, he served as the interim non-executive chairman of the board of our company. Since May 2006, Dr. Peris has served as an executive advisor to leading established global and new business entities. Dr. Peris served as the corporate vice president of human resources and chief learning officer of Wyeth (formerly American Home Products Corporation), a global pharmaceutical company, from 2001 until 2006. Dr. Peris was a corporate vice president of Knoll Pharmaceutical (Abbott Laboratories), where he was responsible for human resources, public affairs and investor relations, from 1998 until 2001. Dr. Peris was a management consultant to various Fortune 100 companies from 1997 until 1998. From 1972 until 1997, Dr. Peris was employed by Merck Co., Inc., a leading global pharmaceutical company, where he served in senior executive officer roles in research and development, clinical drug development, global marketing and corporate human resources. He was also a member of Merck’s world-renowned Research Management Council. Dr. Peris has extensive pharmaceutical-healthcare experience in the clinical research, marketing and human resources fields, including executive compensation, recruitment and leadership development.

Raymond J. Playford has been a director of our company since August 2010. From April 2010 until August 2010, Professor Playford served as medical advisor to the board of directors of our company. Professor Playford has been vice principal of Queen Mary University of London since 2006. From 2000 to 2006, he was a professor of gastroenterology at Imperial College. Professor Playford has also served as the company secretary of Nutritional Bioscience Ltd., which is engaged in health research, since 2005, as a non-executive director of Barking Havering & Redbrige NHS Trust since 2009 and as a director of Repair and Protection Foods Ltd., which is engaged in food research, since 2010. Professor Playford has extensive experience in U.K. healthcare issues.

Ann Thornburg has been a director of our company since November 2006. From October 1982 until September 2006, Ms. Thornburg was a partner at PricewaterhouseCoopers LLP, an auditing firm. At PricewaterhouseCoopers LLP, she served in a variety of client service and management roles, including acting as audit partner for major health care clients. From 2001 until 2005, Ms. Thornburg was a member of the U.S. Board of Partners and Principals of PricewaterhouseCoopers LLP. Since July 2007 she has been a member of the faculty of the Kennedy School of Government at Harvard University. Ms. Thornburg has extensive experience in auditing public companies, including health care companies.

All directors of our company are elected by the shareholders for a one-year term and hold office until their successors are elected and qualified or until their earlier death, resignation or removal. Officers are chosen by and serve at the discretion of the board of directors, subject to any applicable employment contracts. There are no family relationships among our directors and officers.

Board Leadership Structure

We currently separate the roles of chairman of the board and chief executive officer. Our chairman’s primary responsibilities are to manage the board and serve as the primary liaison between our board and our chief executive officer, while the primary responsibility of the chief executive officer is to manage the day-to-day affairs of our company, taking into account the policies and directions of our board. The board views the separation of the roles of chairman of the board and chief executive officer as a means to allow the board to fulfill its oversight role through a collaborative, yet independent, interaction with company management. However, no single leadership structure is right for all companies at all times.

The Board’s Risk Oversight Role

Our board of directors has an active role, as a whole and through its committees, in overseeing the management of the material risks associated with our company and its operations, including operational, financial, legal and strategic risks. In its risk oversight role, the board meets regularly with our chief executive officer, whose responsibilities include identifying and managing the principal risks associated with our company and its operations, and with other members of management to discuss and manage the risks to which we are subject.

Our board has delegated to the Audit and Compensation Committees the lead responsibility for dealing with risks that arise within each committee’s purview. Our Audit Committee is responsible for the oversight of risks related to accounting and financial reporting matters. Our Compensation Committee is responsible for the oversight of risks relating to our compensation policies and practices. The committees regularly discuss risks within their purview with their advisors and members of management. When appropriate, the committees will report on their discussions of risk-related matters to the full board.

Director Independence

Our board of directors has determined that Sophia Corona, Mark Hanley, Wayne Palladino, Jeffery A. Peris, Raymond J. Playford and Ann Thornburg are “independent directors,” as such term is defined in the rules of The NASDAQ Stock Market LLC. The only current member of our board of directors who is not independent is Alexander (Sandy) Young, who serves as an executive officer of our company.

All of the members of each of our Audit Committee, our Compensation Committee and our Nominating and Corporate Governance Committee are “independent directors,” as such term is defined in the NASDAQ rules. The members of our Audit Committee also satisfy the requirements for independence imposed upon audit committee members by Rule 10A-3 promulgated under the Securities Exchange Act of 1934 by the Securities and Exchange Commission.

The NASDAQ rules for independent directors provide, among other things, that a director cannot be considered independent if he or she has been employed by the issuer in the past three years. In considering whether Mr. Palladino qualifies as an “independent director” under the NASDAQ rules, our board of directors considered the fact that he served from February 1991 until August 2000 as an officer of our company in various positions (including chief financial officer). In considering whether Mr. Hanley qualifies as an “independent director” under the NASDAQ rules, our board of directors considered the fact that he served from 1995 to 1997 as an executive director/director of business development of Transworld Healthcare (UK) Limited, a subsidiary of our company now known as Allied Healthcare Holdings Limited. In determining whether Mr. Playford qualifies as an “independent director” under the NASDAQ rules, our board of directors considered the fact that he served from April 2010 until August 2010 as medical advisor to our board of directors.

Meetings of the Board of Directors

The business of our company is managed under the direction of our board of directors. Members of the board of directors are informed about our company’s affairs through various reports and documents distributed to them, through operating and financial reports routinely presented at meetings of the board of directors and committee meetings by the chairman and other officers, and through other means. In addition, directors of our company discharge their duties throughout the year not only by attending board of directors’ meetings, but also through personal meetings and other communications, including telephone contact with the chairman of the board and others regarding matters of interest and concern to our company.

During our fiscal year ended September 30, 2010, our company’s board of directors held 44 formal meetings and acted by written consent in lieu of a meeting on one occasion. During our fiscal year ended September 30, 2010, none of our current directors attended fewer than 75% of the aggregate of the total number of meetings of the board of directors and any committees on which he or she served that were held during the period of his or her service, other than Raymond J. Playford, who joined our board in August 2010.

Board Committees

Our board of directors has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Strategic Investment Committee. In addition, our board of directors on occasion may appoint ad hoc committees of directors for discrete purposes. The members of each committee are appointed by the board of directors.

Audit Committee.  The Audit Committee assists our board of directors in monitoring (1) the integrity of our financial statements, (2) the independence and qualifications of our independent auditors, and (3) the performance of our independent auditors and our internal audit functions. The current written charter for the Audit Committee was adopted by our board of directors in May 2007. A copy of the charter of the Audit Committee is available on our website at www.alliedhealthcare.com under “Investors.”

The Audit Committee currently consists of Ms. Corona, Mr. Palladino and Ms. Thornburg. Ms. Thornburg currently serves as chairman of the Audit Committee. Each member of the Audit Committee is an “independent director,” as such term is defined in the rules of The NASDAQ Stock Market LLC. The board of directors has determined that Ann Thornburg is an “audit committee financial expert,” as such term is defined in the regulations promulgated by the Securities and Exchange Commission.

During our fiscal year ended September 30, 2010, the Audit Committee held nine formal meetings and acted by unanimous written consent in lieu of a meeting on one occasion. In addition, the members of the Audit Committee held numerous informal meetings (consisting generally of telephone conference calls) among themselves during fiscal 2010.

Compensation Committee.  For a discussion the role of our Compensation Committee and its members, see “Executive Compensation — Compensation Discussion and Analysis — The Compensation Committee.”

During our fiscal year ended September 30, 2010, the Compensation Committee held six formal meetings; it did not act by written consent during that period. In addition, the members of the Compensation Committee held numerous informal meetings (consisting generally of telephone conference calls) among themselves during fiscal 2010.

Nominating and Corporate Governance Committee.  The purposes of the Nominating and Corporate Governance Committee are to (1) identify individuals qualified to become members of our board of directors, (2) recommend to the board a slate of director nominees to be elected by shareholders, (3) recommend to the board director candidates to be elected by the board to fill any vacancies, (4) recommend directors for appointment to board committees, (5) review and recommend changes to the corporate governance documents of our company and (6) oversee the annual evaluation of the board and the committees thereof and conduct the annual performance evaluation of our chairman. The Nominating and Corporate Governance Committee is also charged with considering any other corporate governance issues that arise from time to time and developing appropriate recommendations for the board. It is authorized to conduct investigations into or studies of matters within the committee’s scope of responsibilities. The charter for our Nominating and Corporate Governance Committee was revised and restated by our board of directors in June 2009. A copy of the charter of the Nominating and Corporate Governance Committee is available on our website at www.alliedhealthcare.com under “Investors.”

Our Nominating and Corporate Governance Committee currently consists of Ms. Corona, Dr. Peris and Ms. Thornburg. Ms. Thornburg currently serves as chair of the Nominating and Corporate Governance Committee. All of the members of the Nominating and Corporate Governance Committee are “independent directors,” as such term is defined in the rules of The NASDAQ Stock Market LLC.

During our fiscal year ended September 30, 2010, the Nominating and Corporate Governance Committee held two formal meetings and acted by unanimous written consent in lieu of a meeting on one occasion. In addition, the members of the Nominating and Corporate Governance Committee held numerous informal meetings (consisting generally of telephone conference calls) among themselves during fiscal 2010.

Strategic Investment Committee.  The purposes of the Strategic Investment Committee are to assist our board of directors in fulfilling its responsibilities to oversee the strategic investment management of our company, to focus the attention of our board on long-range investment objectives for our company and to review and assess strategies to implement such long-range investment objectives. A copy of the charter of the Strategic Investment Committee is available on our website at www.alliedhealthcare.com under “Investors.”

The Strategic Investment Committee charter provides that the committee shall be composed of three members, a majority of whom must be “independent directors” under the rules of The NASDAQ Stock Market LLC. Our Strategic Investment Committee currently consists of Ms. Corona and Messrs. Palladino and Young. Ms. Corona and Mr. Palladino currently serve as co-chairs of the Strategic Investment Committee.

Director Nominations

The nominees to our board of directors to be voted on at the annual meeting were recommended to our board of directors by the unanimous vote of the members of the Nominating and Corporate Governance Committee and the board has unanimously recommended that shareholders vote in favor of all of the directors being elected at the annual meeting.

We have generally used our existing directors, officers and large shareholders to identify nominees for directors. We have historically not engaged third parties to assist us in identifying director nominees.

Director nominees are recommended to the full board by our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee charter provides that, in recommending the selection of a nominee for director, the Nominating and Corporate Governance Committee shall do so based on such nominee’s business experience and skills, leadership ability, independence, judgment, integrity and ability to commit sufficient time and attention to the activities of our board, as well as the absence of any potential conflicts of interest with our company’s interests and such other considerations as the Nominating and Corporate Governance Committee shall deem appropriate. In addition, the Nominating and Corporate Governance Committee charter provides that the Nominating and Corporate Governance Committee shall, in considering whether to recommend a nominee for director, consider all requirements of applicable laws and regulations, as well as our charter documents, with regard to director qualifications.

The Nominating and Corporate Governance Committee charter provides that the Nominating and Corporate Governance Committee shall establish specific minimum qualifications that must be met by any nominee to be selected or recommended by the Nominating and Corporate Governance Committee and the specific qualities or skills that the Nominating and Corporate Governance Committee may determine from time to time to be necessary for one or more of our directors to possess. The Nominating and Corporate Governance Committee has determined that, in selecting or recommending a nominee, it shall consider, at a minimum, (i) whether the nominee has demonstrated, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the board of director’s oversight of the business and affairs of the company, (ii) the nominee’s reputation for honesty and ethical conduct in his or her personal and professional activities, and (iii) whether the nominee has any material personal, financial or professional interest in a competitor of the company. In order for the Nominating and Corporate Governance Committee to maintain flexibility in choosing appropriate board candidates, the Nominating and Corporate Governance Committee will not require that nominees meet any other specific or minimum requirements. When evaluating potential director candidates, the Nominating and Corporate Governance Committee will consider, in addition to the minimum requirements set forth above and in addition to those contained in the charter of the Nominating and Corporate Governance Committee, such matters as it deems appropriate, including the candidate’s independence under the rules of The NASDAQ Stock Market LLC. All nominees are expected to be able to commit the time and effort necessary to fulfill their duties and responsibilities as a director.

The Nominating and Corporate Governance Committee will consider proposed director nominees whose names are submitted by shareholders in accordance with the notice provisions of our by-laws. The provisions of our by-laws relating to notice of shareholder nominations for directors are summarized below. Shareholders nominees will be evaluated in the same manner as nominees submitted by directors, officers and large shareholders.

Nominations of persons for election to our board of directors may be made at an annual meeting of shareholders or at any special meeting of shareholders called for the purpose of electing directors by any shareholder of our company who complies with the following notice procedures. Such nominations shall be given in writing in a timely manner to our Secretary. To be timely in the case of an annual meeting of shareholders, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 nor more than 120 days prior to the anniversary of the preceding years annual meeting. However, if the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice must be received by our company no later than the 10th day following the earlier of the day on which notice of the annual meeting was mailed or public disclosure of the date of the annual meeting was made. In the case of a special meeting called for the purpose of electing directors, to be timely the shareholder’s notice must be delivered to or mailed and received at our principal executive offices no later than the 10th day following the earlier on which notice of the special meeting was mailed or public disclosure of the date of the special meeting was made.

A shareholder’s notice to our Secretary must set forth, among other things: (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of our company which are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such shareholder, (iii) the class or series and number of shares of capital stock held by nominees of such shareholders, (iv) whether and to what extent the proposing shareholder has any hedges, economic incentives or rights to vote any securities of our company, (v) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (vi) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and (vii) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. The notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director, if elected.

No person nominated for election by a shareholder shall be eligible for election as a director of the Company unless nominated in accordance with the above procedures. If the chairman of the shareholder meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Board Diversity

Our corporate governance guidelines provide that, in evaluating candidates for our board of directors, the Nominating and Corporate Governance Committee shall consider, among other things, an individual’s business experience and skills (including skills in core areas such as operations, management, technology, healthcare industry knowledge, accounting and finance, leadership, strategic planning and international markets). Under our corporate governance guidelines, the Nominating and Corporate Governance Committee is charged with seeking to achieve diversity of occupational and personal backgrounds on our board. We believe that the backgrounds and qualifications of our directors, considered as a group, provides a significant composite mix of experience, knowledge and abilities in order for our board to fulfill its responsibilities. As part of its periodic self-assessment process, our Nominating and Corporate Governance Committee annually assesses the occupational and personal backgrounds of the members of our board in order to determine if our board, considered as a group, has a significant composite mix of experience, knowledge and abilities.

Communications with the Board

Shareholders may communicate with our board of directors by sending a letter to our principal executive offices, 245 Park Avenue, New York, New York 10167 (Attn.: Secretary). Our corporate secretary will forward the correspondence to our chairman or, if the correspondence is directed to a specific director, such director, unless the correspondence is unduly hostile, threatening or illegal, or unless it does not reasonably relate to our company or our business or is otherwise inappropriate. Notwithstanding the foregoing, our corporate secretary may determine to forward any such correspondence, even if addressed to a specific director, to the entire board.

Attendance at Annual Meetings by Board Members

Our company does not have a formal policy regarding attendance by board members at annual meeting of shareholders. Nevertheless, directors are encouraged, but not required, to attend such meetings. All our directors then in office (seven in total) attended our 2010 annual meeting of shareholders.

Code of Conduct

In September 2003, our board of directors adopted a Code of Conduct that applies to all of our directors, officers and employees, including our chief executive officer and our chief financial officer.

As required by the regulations of the Securities and Exchange Commission, the Code of Conduct is designed to deter wrongdoing and to promote:

(1)  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

(2)  full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the Securities and Exchange Commission and in other public communications made by us;

(3)  compliance with applicable governmental laws, rules and regulations;

(4)  the prompt internal reporting of violations of the Code of Conduct to the Audit Committee; and

(5)  accountability for adherence to the Code of Conduct.

A copy of our Code of Conduct is available on our website at www.alliedhealthcare.com under “Investors.”

In May 2009, our board of directors adopted a Supplemental Code of Conduct that applies to all of our directors, officers and executive managers, including our chief executive officer and our chief financial officer. The Supplemental Code of Conduct, like the Code of Conduct, is designed to deter wrongdoing and to promote the behavior described in the regulations of the Securities and Exchange Commission. Unlike the Code of Conduct, the Supplemental Code of Conduct does not apply to all employees. A copy of the Supplemental Code of Conduct is available on our website at www.alliedhealthcare.com under “Investors.”

Director Compensation

The following table summarizes the compensation paid to our directors during fiscal 2010.

Director Compensation Table for Fiscal 2010

	Fees Earned or	Option
Name(1)(2)	Paid in Cash ($)	Awards ($)(6)(7)	Total ($)

Sophia Corona	$50,000	$86,415	$136,415
G. Richard Green(3)	$35,000	$74,070	$109,070
Mark Hanley	$35,000	$74,070	$109,070
Wayne Palladino	$45,000	$86,415	$131,415
Jeffrey S. Peris	$100,000	$98,760	$198,760
Raymond J. Playford(4)	$3,333 (5)	$—	$3,333
Ann Thornburg	$50,000	$92,588	$142,588

(1)	Alexander (Sandy) Young, who has served as a director of our company since January 2008, is not included in this table because he is an employee of our company who received no additional compensation for services as a director. The compensation received by Mr. Young as an employee of our company during fiscal 2010 is reflected in the Summary Compensation Table.

(2)	Except as otherwise indicated, each individual named below served as a director of our company for all of fiscal 2010.

(3)	Mr. Green resigned from our board of directors effective as of August 21, 2010.

(4)	Professor Playford joined our board of directors on August 21, 2010.

(5)	Does not include $15,566 in fees that Professor Playford received for serving as medical advisor to our board of directors from April 2010 until he joined our board in August 2010.

(6)	The amounts in this column represent the fair value of grants, on the date of grant, calculated in accordance with the rules of the Securities and Exchange Commission and the accounting guidance for option awards. They do not reflect compensation actually received by the directors. See Note 9 of Notes to Consolidated Financial Statements for our fiscal year ended September 30, 2010 for a discussion of the assumptions made in determining the grant-date fair value. The actual value, if any, that a director will realize upon the exercise of the stock options issued to him or her will be equal to the excess of the trading price of shares of our common stock on the date that the shares underlying the options are sold over the exercise price of the options, less any transaction costs.

(7)	As of September 30, 2010, our directors had the option awards outstanding set forth below:

Sophia Corona: 290,000

G. Richard Green: 237,000

Mark Hanley: 120,000

Wayne Palladino: 311,000

Jeffrey S. Peris: 379,000

Raymond J. Playford: —

Ann Thornburg: 350,000

Director Compensation — General

We use a combination of cash and stock option grants to attract and retain qualified candidates to serve on our board of directors. In setting director compensation, our board considers the amount of time that directors expend in fulfilling their duties, as well as the expertise that the board members bring to our company.

Cash Compensation

We do not pay directors who are employees of our company additional cash compensation for their services as a director. Our cash compensation program for non-employee directors is as follows:

•	each non-employee director is entitled to an annual retainer of $30,000 per year;

•	each non-employee director who is a member of our Audit Committee, our Compensation Committee or our Nominating and Corporate Governance Committee (other than the chairpersons) is entitled to receive an additional $5,000 per year for service on those committees;

•	the chairperson of our Audit Committee and our Nominating and Corporate Governance Committee is entitled to receive $20,000 per year for serving as such, which amount is in addition to the $30,000 annual retainer paid to non-employee directors;

•	the co-chairpersons of the Strategic Investment Committee are each entitled to receive $10,000 per year for serving as such, which amounts are in addition to the $30,000 annual retainer paid to all non-employee directors;

•	the non-executive chairman of the board is entitled to receive $100,000 per year (which amount includes the $30,000 annual retainer paid to all non-employee directors). Our non-executive chairman of the board also serves as the chairperson of our Compensation Committee, but he does not receive additional remuneration for serving as such.

We make payments to our directors of the amounts to which they are entitled on a quarterly basis.

Equity-Based Compensation

In order to ensure that directors have an ownership interest aligned with our shareholders, our board has granted to non-employee directors options to purchase shares of our common stock. In connection with its periodic review of director compensation, in May 2010 our board granted options to purchase 60,000 shares of our common stock at a price of $2.59 per share (the closing price of a share of our common stock on the date of grant) to each non-employee director. In connection with this grant of options, the chairperson of both our Audit Committee and our Nominating and Corporate Governance Committee received options to purchase an additional 15,000 shares of our common stock, our chairman, who also serves as the chairman of our Compensation Committee, received options to purchase an additional 20,000 shares of our common stock, and the co-chairs of our Strategic

Investment Committee each received options to purchase an additional 10,000 shares of our common stock. Accordingly, in May 2010 we issued options to purchase an aggregate of 415,000 shares of our common stock to our non-employee directors.

The equity-based compensation that we pay to our chief executive officer, who is also a director of our company, is discussed below under “Executive Compensation.”

Our board anticipates that it will review board compensation annually in conjunction with the board’s review of executive officer salaries and benefits.

Report of the Audit Committee

The information contained in this report shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee is appointed by the board of directors to assist the board in monitoring (a) the integrity of the financial statements of our company, (b) the independence and qualifications of our company’s independent auditors, and (c) the performance of our company’s independent auditors and internal audit functions. Management has primary responsibility for preparing the financial statements and financial reporting process. Our independent auditors for our fiscal year ended September 30, 2010, EisnerAmper LLP, were responsible for expressing an opinion on the conformity of our audited consolidated financial statements and financial statement schedules to accounting principles generally accepted in the United States.

The Audit Committee hereby reports as follows:

1.  The Audit Committee has reviewed and discussed with management the audited consolidated financial statements of our company for our fiscal year ended September 30, 2010.

2.  The Audit Committee has discussed with EisnerAmper LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, entitled “Communications with Audit Committees” (“SAS 61”), as adopted by the Public Company Accounting Oversight Board. SAS 61 requires the auditor to communicate a number of items to the audit committee during the course of the financial statement audit, including, but not limited to, the auditor’s responsibility under generally accepted auditing standards and significant accounting policies and unusual transactions.

3.  The Audit Committee has received the written disclosures and the letter from EisnerAmper LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with EisnerAmper LLP its independence from our company.

4.  Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the board of directors that the audited consolidated financial statements of our company be included in our annual report on Form 10-K for our fiscal year ended September 30, 2010 for filing with the Securities and Exchange Commission.

The undersigned members of the Audit Committee have submitted this report to the board of directors.

The Audit Committee:
Sophia Corona
Wayne Palladino
Ann Thornburg

PROPOSAL II: VOTE ON A NON-BINDING BASIS TO APPROVE THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are asking our shareholders to vote on a non-binding basis to approve the compensation of our named executive officers. This vote, which is often called a “say on pay” vote, is mandated by Section 14A of the Securities Exchange Act of 1934, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the rules of the Securities and Exchange Commission (the “SEC”). Under Section 14A of the Securities Exchange Act of 1934 and the rules of the SEC, this vote is non-binding on us. However, our Compensation Committee will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers.

Shareholders are being asked to approve the executive compensation of our named executive officers, including the Compensation Discussion and Analysis, the compensation tables for our named executive officers and the notes and narrative discussion related thereto, all of which are found under “Executive Compensation” below.

In casting their vote on the approval of the compensation of our named executive officers, shareholders are urged to consider the following information:

•	Compensation Policy. As discussed further under “Executive Compensation — Compensation Discussion and Analysis” below, our Compensation Committee believes that the compensation of our named executive officers should be designed with the objective of attracting, motivating and retaining talented individuals. Our compensation program is comprised of three elements:

•	Base Salary. We strive to set a fair and competitive base salary for our named executive officers.

•	Bonus. The cash bonuses that we award our named executive officers are tied to individual contributions to our company and the financial performance of our company.

•	Long-Term Incentives. We use stock-based long-term incentives, such as stock option grants and stock appreciation rights, to align the financial interests of our named executive officers with those of our company’s shareholders, to provide that our named executive officers have a continuing stake in our long-term success, and to provide our named executive officers with an incentive to manage our company from the perspective of an owner.

•	Risk Considerations in Our Compensation Program. As discussed further under “Executive Compensation-Risk Considerations in Our Compensation Program,” our Compensation Committee has considered whether our compensation policies and practices for our employees, including, but not limited to, our executive officers, encourage excessive or inappropriate risk taking and determined that they do not.

Our board of directors recommends that shareholders vote FOR approval of the compensation of our named executive officers.

PROPOSAL III: VOTE ON A NON-BINDING BASIS
REGARDING HOW OFTEN THE COMPANY
WILL CONDUCT A VOTE ON EXECUTIVE COMPENSATION

In addition to the vote on approval of the compensation of our named executive officers, Section 14A of the Securities Exchange Act of 1934 and the rules of the SEC require us to provide shareholders with the opportunity to vote on a non-binding basis on how frequently the vote to approve the compensation of our named executive officers should be included in future proxy statements (once every year, once every two years or once every three years). Under Section 14A of the Securities Exchange Act and the rules of the SEC, this vote is non-binding on us. However, our company will carefully consider the outcome of the vote when determining how often an advisory vote on approval of executive compensation will be included in future proxy statements.

If you are a registered shareholder (i.e., your name is listed on our transfer agent’s books as being held directly by you) the enclosed proxy card provides you with a choice of voting on our company holding a say-on-pay vote every one, every two years or every three years, or to abstain from voting on this proposal. If you are a beneficial owner (i.e., your shares are held in the name of a broker, bank or other nominee), please refer to the voting instruction card provided by your bank, broker, or other nominee, which should include these same four voting choices.

Our board of directors believes that an annual say-on-pay vote provides the highest level of accountability to our company’s shareholders. Most elements of our executive compensation program are reviewed and determined annually, including base salary, bonuses and long-term incentive compensation. Holding annual say-on-pay votes would more closely coincide with these decisions and provide valuable feedback to our board of directors on a more timely basis.

While our board is recommending that shareholders vote in favor of holding say-on-pay votes every year, shareholders are not voting to approve or disapprove the board’s recommendation. Rather, shareholders are being provided with the choice of voting for our company including in its proxy statement a vote to approve the compensation of our named executive officers every one, every two or every three years. Shareholders also have the option of abstaining from voting on this proposal.

Our board of directors recommends that shareholders vote FOR our company holding a vote to approve executive compensation every ONE YEAR.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

General

This Compensation Discussion and Analysis addresses the compensation of our “named executive officers.” Our “named executive officers” consist of all individuals who served as our principal executive officer and our principal financial officer during fiscal 2010, as well as each of the other most-highly compensated executive officers of our company whose total annual compensation exceeded $100,000 in fiscal 2010. These individuals are listed in the following table:

Name	Title

Alexander (Sandy) Young	Chief Executive Officer(1)
Paul Weston	Chief Financial Officer(2)

(1)	Mr. Young became our chief executive office in January 2008.

(2)	From 2004 until September 2008, Mr. Weston was our company’s financial director in the U.K. In May 2008, Mr. Weston was appointed the chief financial officer designate of our company and in October 2008 he became the chief financial officer of our company.

The Compensation Committee

Our Compensation Committee reviews and approves overall policy with respect to compensation matters for our executive officers, including compensation plans and employment agreements. The charter for our Compensation Committee was revised and restated by our board of directors in June 2009. A copy of the charter of the Compensation Committee is available on our website at www.alliedhealthcare.com under “Investors.”

Our Compensation Committee currently consists of Sophia Corona, Mark Hanley and Jeffrey S. Peris. Dr. Peris currently serves as chairman of the Compensation Committee.

The charter of the Compensation Committee requires that each member of the Compensation Committee satisfy the definition of “independent director,” as that term is defined in the rules of The NASDAQ Stock Market LLC. Members of the Compensation Committee are appointed by the full board, which makes the determination that a director is an “independent director,” as defined in the NASDAQ rules.

Other than the requirement that they be independent, the charter of the Compensation Committee does not require that members of the Compensation Committee have any special qualifications. However, in appointing Dr. Peris to the Compensation Committee, and as its chairman, the board considered the fact that he has spent over 20 years overseeing human resources at leading global pharmaceutical companies, during which time he was involved in the hiring, compensation, retention and termination of employees of all levels, including senior corporate and divisional executives. Likewise, in appointing Mr. Hanley to the Compensation Committee, the board considered the fact that he has served as the president and chief executive officer of two health care service companies and, in such capacities, has been involved in various aspects of executive compensation.

Policy

Our Compensation Committee believes that the compensation for the executive officers of our company should be designed with the objective of attracting, motivating and retaining talented individuals who contribute to the success of our company. The Compensation Committee has used the components of compensation discussed below in an effort to reward executive officers whose performance is essential to our company’s success, both in the near-term and over the long-term, and to encourage their continued service with our company. Our Compensation Committee also reviews individual contributions to our company and the financial performance of our company in determining the compensation to recommend to the board.

Our compensation program is comprised of three elements: (a) base salary; (b) short-term incentive awards in the form of cash bonuses; and (c) a long-term incentive program, which consists principally of stock-based awards in which participants receive an economic benefit only if the trading price of our common stock increases or, in certain cases, if certain specified financial goals set forth in the awards are met by our company.

Base Salary.  The Compensation Committee strives to set a fair and competitive base salary for each of the executive officers of our company. The Compensation Committee generally reviews the base salaries of our executive officers on an annual basis, but may do so more frequently (for example, upon a change in position or responsibilities). In considering adjustments to base salary, various factors are considered, including company performance, the executive’s individual performance, scope of responsibility and changes in that scope (including as a result of promotions), tenure, prior experience and competitive market practice.

Bonus.  The Compensation Committee may award, or recommend that the full board award, cash bonuses to executive officers that are tied to individual contributions to our company and the financial performance of our company. We do not have a written bonus plan in place; rather, individual awards of bonus payments are determined, or recommended to the full board, by our Compensation Committee based upon its assessment of the contribution by the individual to our company and our financial performance, as well as such other factors as the Compensation Committee may deem relevant at the time of determining the bonus.

Long-Term Incentives.  The Compensation Committee uses stock-based long-term incentives, such as stock option grants and stock appreciation rights, to align the financial interests of our executive officers with those of our company’s shareholders, to provide that our executive officers have a continuing stake in our long-term success, and to provide executive officers with an incentive to manage our company from the perspective of an owner. We typically grant these stock-based awards with an exercise price equal to the closing price of a share of our company’s common stock on the NASDAQ Global Select Market on the date of grant, so that the executives to whom they are granted will only realize value if the trading price of our shares increases or, in certain cases, if certain specified financial goals set forth in the stock-based awards are met by our company.

In fiscal 2008, fiscal 2009 and fiscal 2010, we awarded our executive officers, as well as our non-executive officers, performance-based option awards that vest wholly or partly only if our company’s financial performance meets certain specified criteria. Performance-based options will only be of value to those awarded the options if our company meets the performance criteria specified in the option grants. As it is increasingly common for stock option plans to include performance-based option awards, we have incorporated that component to trigger vesting of the option grants. The terms of the performance-based options that we awarded in fiscal 2008, fiscal 2009 and fiscal 2010 to our named executive officers are described below under “Compensation of Our Named Executive Officers — Long-Term Incentives — 2008 Stock Option Grants,” “Compensation of Our Named Executive Officers — Long-Term Incentives — 2009 Stock Option Grants” and “Compensation of Our Named Executive Officers — Long-Term Incentives — 2010 Stock Option Grants.”

In April 2009 we granted to Mr. Young stock appreciation rights that will be settled in shares of our common stock. The exact amount of shares to be awarded to Mr. Young pursuant to the stock appreciation rights will be dependent on the average growth during the period from October 1, 2009 through September 30, 2011 in sales, earnings per share and earnings before interest, taxes and amortization of our company as compared to the base year ended September 30, 2007. The stock appreciation rights are described in more detail in “Employment Agreements; Potential Payments Upon Termination or Change-in-Control” below. In connection with the negotiation of

Mr. Young’s employment agreement, the Compensation Committee determined that a long-term incentive award was an appropriate equity incentive to further align Mr. Young’s interests with those of shareholders, as well as a means to provide Mr. Young with liquidity upon the exercise of such rights. There is no current expectation that a long-term incentive award will be adopted for other executive officers.

No constant criteria or formula is used in determining the amount of a bonus or the number of stock-based awards to grant to our executive officers or in determining the allocation of compensation among salary, bonus and stock-based awards. The Compensation Committee considers compensation in total (base salary, bonus and long-term incentives) for each executive officer. The Compensation Committee uses its discretion to make a determination of the effectiveness of the executive and the extent of the executive’s contributions to our company’s success and, based on that determination, recommends to the full board the amount of a bonus and/or the number of stock-based awards to be awarded to executive officers. In determining the bonus amounts for fiscal 2008, fiscal 2009 and fiscal 2010, the Compensation Committee reviewed the practices of other companies with similar businesses and similar positions in the marketplace that are of like size. In determining whether to make grants of stock-based awards to our executive officers, the Compensation Committee will often review the history of prior grants made to these individuals, the status of the vesting of prior grants and the amounts, if any, that have been or may be realized by these individuals from the prior grants.

We generally pay bonuses shortly after our fiscal year has ended, in conjunction with a review of our company’s performance during that fiscal year. We do not have fixed dates on which we issue stock-based awards, but we typically make our awards of stock options shortly after the date of our annual meeting of shareholders. We often issue stock-based awards to executive officers when they are hired or when they assume a new position or take on greater responsibilities. We usually grant stock-based awards outside of the blackout period established under our insider trading policy during which directors and executive officers are forbidden to purchase or sell their shares of our common stock. We do not have a program, plan or practice to coordinate stock-based grants to our executives or any other recipients of stock-based awards with the release of material non-public information.

The Compensation Committee has not historically benchmarked or tied any element of compensation to the performance by our company relative to a peer group or to a broader index, such as the S&P 500 Index, and it did not do so in fiscal 2008, fiscal 2009 or fiscal 2010.

In addition to the three main elements of compensation, we have traditionally paid for some personal benefits and perquisites of our executive officers. The amounts of the personal benefits and perquisites have traditionally been modest. While the personal benefits and perquisites that we award confer a direct or indirect benefit, often of a personal nature, on our executive officers and are not generally available to all employees, our Compensation Committee and board have determined that there are sound business reasons for awarding them, such as the ability to attract and retain executive officers. For example, as discussed below under the “Summary Compensation Table,” in fiscal 2008, fiscal 2009 and fiscal 2010 we provided a car allowance to each of our two named executive officers. Our Compensation Committee believes that a car allowance for members of senior management is a standard reimbursement item for similarly-situated companies and is thus a necessary expense to attract and retain executive officers.

Our company pays for a group life insurance policy that covers certain of our employees, including Mr. Young and Mr. Weston. Benefits under the group life insurance policy are payable to the beneficiaries of the covered employees in the event of their death. Our company also pays for a group health insurance policy that covers certain of our employees, including Mr. Young and Mr. Weston. The amount of the premium attributable to coverage of each of Mr. Young and Mr. Weston under the group life insurance policy and under the health insurance policy is de minimus.

Process

Under NASDAQ rules, the compensation of our executive officers must be determined, or recommended to the board for determination, by the Compensation Committee. As a general matter, the Compensation Committee recommends, for full board consideration and approval, the compensation of our executive officers, to the extent not set forth in an executive officer’s employment agreement. The Compensation Committee seeks the input of our chief executive officer in determining the compensation of executive officers other than the chief executive officer to recommend to the full board. While the Compensation Committee also seeks input from the chief executive officer on what he believes is an appropriate salary for himself, the Compensation Committee determines in its discretion, at a meeting of the committee at which no members of management are present, the amount of chief executive officer compensation to recommend to the full board.

The Compensation Committee held six formal meetings during fiscal 2010; it did not act by unanimous written consent during that period. The members of the Compensation Committee held numerous informal meetings (consisting generally of telephone conference calls) among themselves during fiscal 2010. Mr. Young’s employment agreement was approved by the full board in January 2008 and the issuance of his stock appreciation rights was approved by the full board in April 2009. Prior to the approval of Mr. Young’s employment agreement and the issuance of his stock appreciation rights, the members of the Compensation Committee had spent considerable time in negotiating Mr. Young’s employment agreement and his stock appreciation rights, so that by the time the full board approved the employment agreement and the stock appreciation rights they bore the imprimatur of the Compensation Committee. Mr. Young’s employment agreement and his stock appreciation rights are described below under “Employment Agreements; Potential Payments upon Termination or Change-in-Control.”

At the formal meetings of the Compensation Committee that were held in fiscal 2010, no individuals other than the members of the Compensation Committee were present. However, during its informal meetings that it held throughout fiscal 2010, advisors were sometimes present when executive compensation was discussed.

We retained Towers Watson, a leading compensation consultant with expertise in healthcare services industry compensation practices, to assist us in structuring Mr. Young’s compensation. Towers Watson provided a third-party perspective based on their extensive knowledge of the healthcare services industry and it advised the Compensation Committee of developments in the design of compensation programs. At the Compensation Committee’s discretion, Towers Watson may be asked to attend and participate in Compensation Committee meetings that deal with executive pay matters.

To the knowledge of the members of the Compensation Committee, no member of management retained a compensation consultant on his behalf during fiscal 2010.

Compensation of our Named Executive Officers

This section discusses the amount of each element of compensation paid to our named executive officers in respect of fiscal 2008, fiscal 2009 and fiscal 2010.

Base Salary.  The base salaries for fiscal 2008, fiscal 2009 and fiscal 2010 for Alexander (Sandy) Young, who has served as chief executive officer of our company since January 2008, and Paul Weston, who served as chief financial officer designate from May 2008 until September 2008 and as chief financial officer since October 2008, were approved by the full board, upon the recommendation of the Compensation Committee. In the case of Mr. Young, his base salary was negotiated and memorialized in the employment agreement that he entered into in January 2008 when he became our chief executive officer. Mr. Weston received an increase in base salary when he was appointed as chief financial officer designate in May 2008 and a subsequent increase in January 2009 as part of the annual salary increase. Both Mr. Young and Mr. Weston received increases in their base salary of approximately 1% in January 2010 and 2% in January 2011.

Bonus.  The Compensation Committee recommended to the board of directors that Mr. Young be paid a bonus of £65,000 ($128,252 at September 30, 2008 exchange rates) in respect of our 2008 fiscal year, £86,520 ($134,244 at September 30, 2009 exchange rates) in respect of our 2009 fiscal year and £31,500 ($49,115 at September 30, 2010 exchange rates) in respect of our 2010 fiscal year and that Mr. Weston be paid a bonus of £44,000 ($86,816 at September 30, 2008 exchange rates) in respect of our 2008 fiscal year, £55,878 ($86,700 at September 30, 2009 exchange rates) in respect of our 2009 fiscal year and £24,200 ($37,733 at September 30, 2010 exchange rates) in respect of our 2010 fiscal year. The non-employee members of the board of directors approved the recommendations of the Compensation Committee.

In determining the bonuses to recommend in respect of our 2008 fiscal year, the Compensation Committee, in addition to reviewing our financial performance during the year, took note of the fact that Mr. Young and Mr. Weston had performed their duties well and achieved a smooth transition of responsibilities from their respective predecessors. In determining the bonuses to recommend in respect of our 2009 and 2010 fiscal years, the Compensation Committee, in addition to reviewing our financial performance during the year, took note of the fact that Mr. Young continued to lead our company in a manner approved by the board and had improved our operations by, among other things, implementing actions to accelerate growth, and that Mr. Weston had continued to provide solid financial leadership to our company and continued to be a critical executive in driving our company’s growth.

Long-Term Incentives — 2008 Stock Option Grants.  During fiscal 2008, we granted the following options to purchase shares of our common stock under our 2002 Stock Option Plan to our named executive officers as compensation in respect of our 2008 fiscal year, all of which have time-based vesting and performance-based vesting: (1) 200,000 to Mr. Young, and (2) 80,000 to Mr. Weston. The exercise price of Mr. Young’s options is $2.11 per share and the exercise price of Mr. Weston’s options is $2.01 per share (in each case, the closing price of a share of our common stock on the date of grant). Each of the options has a ten-year term.

Mr. Young’s options were granted pursuant to the employment agreement with our company that he entered into in January 2008. The terms of Mr. Young’s options were finalized in April 2009. The options will vest in full on September 30, 2011, subject to the satisfaction by our company of certain performance criteria. The performance criteria for Mr. Young’s options are the same as the performance criteria for his stock appreciation rights, which are described below under “Long-Term Incentives — Stock Appreciation Rights.”

The terms of the options granted to Mr. Weston in fiscal 2008 provided that 25% vest on the date that our company filed its annual report on Form 10-K for its fiscal year ending September 30, 2009 with the Securities and Exchange Commission, 25% vest on May 14, 2010 and 50% will vest on May 14, 2011. In addition to, and not in lieu of these time- based vesting requirements, the options are subject to performance-based vesting requirements as follows:

•	if our earnings before interest, taxes, depreciation and amortization (“EBITDA”) for fiscal 2009 exceeds our EBITDA for fiscal 2008 by 20% or more, then all of the options will vest;

•	if our EBITDA for fiscal 2009 exceeds our EBITDA for fiscal 2008 by 15% or more but less than 20%, then 50% of the options will vest;

•	if our EBITDA for fiscal 2009 exceeds our EBITDA for fiscal 2008 by 10% or more but less than 15%, then 25% of the options will vest; and

•	if our EBITDA for fiscal 2009 exceeds our EBITDA for fiscal 2008 by less than 10%, then none of the options will vest.

In December 2009, when we filed our annual report on Form 10-K for our fiscal year ended September 30, 2009, 20,000 of the 2008 options granted to Mr. Weston vested. An additional 20,000 options vested on May 14, 2010.

Long-Term Incentives — 2009 Stock Option Grants.  During fiscal 2009, we granted Mr. Weston options to purchase 80,000 shares of our common stock under our 2002 Stock Option Plan as compensation in respect of our 2009 fiscal year. These options have both time-based vesting and performance-based vesting. We did not grant Mr. Young any options in fiscal 2009 (although, as described above under “Long-Term Incentives — 2008 Stock Option Grants,” we finalized the terms of Mr. Young’s fiscal 2008 option grants in April 2009). The exercise price of Mr. Weston’s options is $2.12 per share (the closing price of a share of our common stock on the date of grant). The options have a ten-year term.

Of the 80,000 shares underlying the options granted to Mr. Weston in fiscal 2009, 48,000 are denominated “Performance Based Shares” and 32,000 are denominated Non-Performance Based Shares.” Twenty five percent (25%) of the Performance Based Shares vested on the date that our company filed its annual report on Form 10-K for its fiscal year ending September 30, 2010 with the Securities and Exchange Commission, 25% of the Performance Based Shares will vest on June 17, 2011 and 50% of the Performance Based Shares will vest on June 17, 2012. In addition to, and not in lieu of these time-based vesting requirements, the Performance Based Shares are subject to performance-based vesting requirements as follows:

•	if our earnings before interest, taxes and amortization (“EBITA”) for fiscal 2010 exceeds our EBITA for fiscal 2009 by 30% or more, then all of the Performance Based Shares will vest;

•	if our EBITA for fiscal 2010 exceeds our EBITA for fiscal 2009 by 25% or more but less than 30%, then 50% of the Performance Based Shares will vest;

•	if our EBITA for fiscal 2010 exceeds our EBITA for fiscal 2009 by 20% or more but less than 25%, then 25% of the Performance Based Shares will vest; and

•	if our EBITA for fiscal 2010 exceeds our EBITA for fiscal 2009 by less than 20%, then none of the Performance Based Shares will vest.

With respect to the Non-Performance Based Shares granted to Mr. Weston:

•	25% vested on the date that our company filed its annual report on Form 10-K for its fiscal year ending September 30, 2010 with the Securities and Exchange Commission;

•	25% will vest on June 17, 2011; and

•	50% will vest on June 17, 2012.

Since our EBITA for fiscal 2010 exceeded our EBITA for fiscal 2009 by less than 20%, none of the Performance Based Shares will vest. However, the Non-Performance Based Shares will vest in accordance with the schedule set forth immediately above.

Long-Term Incentives — 2010 Stock Option Grants.  During fiscal 2010, we granted Mr. Weston options to purchase 80,000 shares of our common stock under our 2002 Stock Option Plan as compensation in respect of our 2010 fiscal year. These options have both time-based vesting and performance-based vesting. We did not grant Mr. Young any options in fiscal 2010. The exercise price of Mr. Weston’s options is $2.59 per share (the closing price of a share of our common stock on the date of grant). The options have a ten-year term.

Of the 80,000 shares underlying the options granted to Mr. Weston in fiscal 2010, 48,000 are denominated “Performance Based Shares” and 32,000 are denominated “Non-Performance Based Shares.” Twenty five percent (25%) of the Performance Based Shares will vest on the date that our company files its annual report on Form 10-K for its fiscal year ending September 30, 2011 with the Securities and Exchange Commission, 25% of the Performance Based Shares will vest on May 20, 2012 and 50% of the Performance Based Shares will vest on May 20, 2013. In addition to, and not in lieu of these time-based vesting requirements, the Performance Based Shares are subject to performance-based vesting requirements as follows:

•	if our EBITA fiscal 2011 exceeds our EBITA for fiscal 2010 by 25% or more, then all of the Performance Based Shares will vest;

•	if our EBITA for fiscal 2011 exceeds our EBITA for fiscal 2010 by 20% or more but less than 25%, then 50% of the Performance Based Shares will vest;

•	if our EBITA for fiscal 2011 exceeds our EBITA for fiscal 2010 by 15% or more but less than 20%, then 25% of the Performance Based Shares will vest; and

•	if our EBITA for fiscal 2011 exceeds our EBITA for fiscal 2010 by less than 15%, then none of the Performance Based Shares will vest.

With respect to the Non-Performance Based Shares granted to Mr. Weston:

•	25% will vest on the date that our company files its annual report on Form 10-K for its fiscal year ending September 30, 2011 with the Securities and Exchange Commission;

•	25% will vest on May 20, 2012; and

•	50% will vest on May 20, 2013.

Long-Term Incentives — Stock Appreciation Rights.  In our employment agreement with Mr. Young, we agreed to grant to him (in addition to stock options) a long-term incentive award. In April 2009, our board of directors, upon the recommendation of the Compensation Committee, made a grant of 566,135 stock appreciation rights to Mr. Young. The stock appreciation rights will vest on September 30, 2011 and will be settled in shares of common stock of our company. The exact amount of stock appreciation rights to be awarded to Mr. Young is dependent on the average growth of our company during the period from October 1, 2009 through September 30, 2011 in each of three areas: (1) sales, (2) earnings per share and (3) EBITA, in each case as compared to the base year ended September 30, 2007. However, the potential maximum value of the stock appreciation rights (when aggregated with the value of the vested portion of the option to purchase 200,000 shares of our common stock held by Mr. Young) will be capped at £3,000,000. The stock appreciation rights are described in more detail in “Employment Agreements; Potential Payments Upon Termination or Change-in-Control.”

Personal Benefits and Perquisites.  Our company has traditionally paid a relatively modest amount to our named executive officers by way of personal benefits and perquisites. For each of our two named executive officers, we paid a car allowance in fiscal 2008 ($17,060 in the case of Mr. Young and $7,399 in the case of Mr. Weston), fiscal 2009 ($18,619 in the case of Mr. Young and $13,964 in the case of Mr. Weston) and fiscal 2010 ($18,710 in the case of Mr. Young and $14,033 in the case of Mr. Weston). We also contributed $44,781 and $19,114, respectively, to Mr. Young’s and Mr. Weston’s U.K.-based private pension fund in fiscal 2008, $49,731 and $33,700, respectively, in fiscal 2009 and $50,968 and $37,619, respectively, in fiscal 2010. The contribution to Mr. Young’s and Mr. Weston’s private pension fund was made pursuant to the terms of their respective employment agreements.

Potential Payments upon Termination or Change- in-Control

As discussed more fully below under “Employment Agreements; Potential Payments Upon Termination or Change-in-Control,” we have entered into employment agreements with each of Mr. Young and Mr. Weston. The decisions to enter into employment agreements and the terms of those agreements were based on our company’s need to attract and retain executives responsible for the long-term growth of our company.

Pursuant to our employment agreement with Mr. Young, we are required to give him at least 12 months notice of termination of employment. Pursuant to our employment agreement with

Mr. Weston, we are required to give him six months notice of termination of employment. In addition, Mr. Weston’s employment agreement provides that if he is terminated due to an acquisition, we will pay him 12 months’ salary in lieu of notice.

We have structured Mr. Weston’s change in control severance compensation as “double trigger” benefits. In other words, the change in control does not itself trigger benefits; rather, benefits are paid only if the employment of the executive is terminated due to a change in control. We believe a “double trigger” benefit maximizes shareholder value because it prevents an unintended windfall to executives in the event of a friendly change in control, while still providing appropriate incentives to cooperate in negotiating any change in control. In all, the severance benefits were designed to provide our executive officers with a certain measure of job security and protection against termination without cause and termination or loss of employment through no fault of their own.

Information regarding our change-in-control arrangements with Mr. Weston is set forth below under “Employment Agreements; Potential Payments Upon Termination or Change-in-Control.”

Tax and Accounting Implications of Executive Compensation

Tax and accounting issues are considered by the Compensation Committee in setting compensation policies.

Section 162(m) of the Internal Revenue Code denies a deduction to any publicly-held corporation for compensation paid to certain covered employees in a taxable year to the extent that compensation exceeds $1,000,000 for the covered employee. Under Section 162(m), certain performance-based compensation that has been approved by our shareholders is not subject to this limitation. As a result of this exclusion, stock options granted under our 2002 Stock Option Plan are not subject to the limitations of Section 162(m). However, since we retain discretion over cash bonuses, those bonuses do not qualify for the exemption for performance-based compensation. Since none of our executive officers had compensation in excess of $1,000,000 that was subject to Section 162(m) limitations in fiscal 2008, fiscal 2009 or fiscal 2010, Section 162(m) was not applicable.

We make decisions about the grant of stock options based partly on the accounting treatment they receive under the accounting guidance for stock compensation. This guidance requires companies to recognize in their income statement the grant-date fair value of stock options and other equity-based compensation issued to employees. The effect of this guidance is to reduce our reported profits by the cost of our stock-based awards. See Note 9 of Notes to Consolidated Financial Statements for our fiscal year ended September 30, 2010 for a discussion of the assumptions made in determining the grant-date fair value.

While the Compensation Committee attempts to recommend compensation for executives that produces favorable tax and accounting treatment for our company, its main objective is to develop fair and equitable compensation arrangements that attract, motivate and retain talented executives.

Stock Ownership Guidelines

While we have not adopted equity or other security ownership requirements or guidelines that specify any minimum amounts of ownership for our directors or our executive officers, we encourage our officers and directors to maintain at least some equity in our company and to align their interests with those of our shareholders. We have adopted policies that restrict the circumstances in which executives may “hedge” the economic risk of common stock ownership. Our insider trading policy prohibits both short sales (i.e., selling stock that is not owned and borrowing shares to make delivery) and the buying or selling of puts, calls or other derivatives in respect of securities of our company, other than long-term hedging transactions that are designed to protect an individual’s investment in our company and that are pre-cleared in accordance with the procedures set forth in our insider trading policy. In order to meet the criteria that a long-term hedging transaction be designed to protect an individual’s investment in our company, our insider trading policy requires that any hedge must be for at least one year and relate to stock or options held by the individual.

Compensation Committee Report

The information contained in this report shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Compensation Committee of the board of directors has reviewed and discussed the Compensation Discussion and Analysis set forth above with management and, based on such review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee
Sophia Corona
Mark Hanley
Jeffrey S. Peris

Executive Compensation

Summary Compensation Table

The following table summarizes all compensation earned by or paid to our named executive officers in fiscal 2010, fiscal 2009 and fiscal 2008.

				Option Awards
				(Including Stock
				Appreciation	All Other
	Fiscal	Salary	Bonus	Rights)	Compensation		Total
Name and Principal Position(s)	Year	($)	($)	($)(3)	($)		($)

Alexander (Sandy) Young,	2010	$339,784	$49,115	—	$69,678(5)	(6)	$458,577
Chief Executive Officer(1)	2009	$333,167	$134,244	— (4)	$68,350(5)	(6)	$535,761
	2008	$298,545	$128,252	—	$61,842(5)	(6)	$488,639
Paul Weston,	2010	$250,794	$37,733	$100,424	$51,652(6)	(7)	$440,603
Chief Financial Officer(2)	2009	$245,909	$86,700	$88,016	$47,664(6)	(7)	$468,289
	2008	$127,429	$86,816	$82,616	$26,514(6)	(7)	$323,375

(1)	Mr. Young became our chief executive office in January 2008.

(2)	From 2004 until September 2008, Mr. Weston was our company’s financial director in the U.K. In May 2008, Mr. Weston was appointed the chief financial officer designate of our company and in October 2008 he became the chief financial officer of our company.

(3)	The amounts in this column represent the fair value of grants, on the date of grant, calculated in accordance with the rules of the Securities and Exchange Commission and the accounting guidance for option awards. They do not reflect compensation actually received by the named executive officers. See Note 9 of Notes to Consolidated Financial Statements for our fiscal year ended September 30, 2010 for a discussion of the assumptions made in determining the grant-date fair value. The actual value, if any, that an executive officer will realize upon the exercise of the stock options or stock appreciation rights issued to him will be equal to the excess of the trading price of shares of our common stock on the date that the shares underlying the options or the stock appreciation rights are sold over the exercise price of the options or the base price of the stock appreciation rights, less any transaction costs.

(4)	Amount does not reflect $0.4 million grant date value of the 200,000 options awarded in 2008 to Mr. Young, the terms of which were finalized in 2009, and the 566,135 stock appreciation rights awarded in 2009 to Mr. Young as we estimated that none of the performance measures will be achieved. Because the terms of the 200,000 options were finalized in April 2009, the grant date value of the options was calculated as of such date.

(5)	In fiscal 2010, represents payment for a car allowance of $18,710 and payments of $50,968 toward Mr. Young’s U.K.-based private pension fund. In fiscal 2009, represents payment for a car allowance of $18,619 and payments of $49,731 toward Mr. Young’s U.K.-based private pension fund. In fiscal 2008, represents payment for a car allowance of $17,060 and payments of $44,782 towards Mr. Young’s U.K.-based private pension fund.

(6)	Our company pays for a group life insurance policy that covers certain of our employees, including the named executive officer, and is payable to the beneficiaries of the covered employees in the event of their death. Our company also pays for a group health insurance policy that covers certain of our employees, including the named executive officers. The amount listed in the “All Other Compensation” column does not include premiums in a de minimus amount that are attributable to the coverage of the named executive officer under such group life insurance policy or such group health insurance policy.

(7)	In fiscal 2010, represents payment for a car allowance of $14,033 and payments of $37,619 towards Mr. Weston’s U.K.-based private pension fund. In fiscal 2009, represents payment for a car allowance of $13,964 and payments of $33,700 towards Mr. Weston’s U.K.-based private pension fund. In fiscal 2008, represents payment for a car allowance of $7,399 and payments of $19,115 towards Mr. Weston’s U.K.-based private pension fund.

Grants of Plan-Based Awards

The following table summarizes the options that our company granted to our named executive officers during fiscal 2010. All options listed in the table were granted under our 2002 Stock Option Plan.

Exercise
		Estimated Future Payouts			or Base
		under Equity			Price of	Grant Date
		Incentive Plan Awards			Option	Fair Value of
	Grant	Threshold	Target	Maximum	Awards	Stock and
Name	Date	(#)	(#)	(#)	($/Sh)	Option Awards(2)

Paul Weston	5/20/10	32,000 (1)	(1)	80,000 (1)	$2.59	$100,424

(1)	Of the 80,000 shares underlying the options granted to Mr. Weston in fiscal 2010, 48,000 are denominated “Performance Based Shares” and 32,000 are denominated “Non-Performance Based Shares.” Twenty five percent (25%) of the Performance Based Shares will vest on the date that our company files its annual report on Form 10-K for its fiscal year ending September 30, 2011 with the Securities and Exchange Commission, 25% of the Performance Based Shares will vest on May 20, 2012 and 50% of the Performance Based Shares will vest on May 20, 2013. In addition to, and not in lieu of these time-based vesting requirements, the Performance Based Shares are subject to performance-based vesting requirements as follows:

• if our EBITA for fiscal 2011 exceeds our EBITA for fiscal 2010 by 25% or more, then all of the Performance Based Shares will vest;

• if our EBITA for fiscal 2011 exceeds our EBITA for fiscal 2010 by 20% or more but less than 25%, then 50% of the Performance Based Shares will vest;

• if our EBITA for fiscal 2011 exceeds our EBITA for fiscal 2010 by 15% or more but less than 20%, then 25% of the Performance Based Shares will vest; and

• if our EBITA for fiscal 2011 exceeds our EBITA for fiscal 2010 by less than 15%, then none of the Performance Based Shares will vest.

With respect to the Non-Performance Based Shares granted to Mr. Weston:

• 25% will vest on the date that our company files its annual report on Form 10-K for its fiscal year ending September 30, 2011 with the Securities and Exchange Commission;

• 25% will vest on May 20, 2012; and

• 50% will vest on May 20, 2013.

(2)	The amounts in this column represent the fair value of grants, on the date of grant, calculated in accordance with the rules of the Securities and Exchange Commission and the accounting guidance for option awards. They do not reflect compensation actually received by the named executive officers. See Note 9 of Notes to Consolidated Financial Statements for our fiscal year ended September 30, 2010 for a discussion of the assumptions made in determining the grant-date fair value. The actual value, if any, that an executive officer will realize upon the exercise of the stock options or stock appreciation rights issued to him will be equal to the excess of the trading price of shares of our common stock on the date that the shares underlying the options or the stock appreciation rights are sold over the exercise price of the options or the base price of the stock appreciation rights, less any transaction costs.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes the outstanding options held by our named executive officers at September 30, 2010.

	Option Awards
			Equity Incentive
			Plan Awards:
	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying
	Unexercised	Unexercised	Unexercised	Option	Option
	Options (#)	Options (#)	Unearned	Exercise Price	Expiration
Name	Exercisable	Unexercisable	Options (#)	($)	Date

Alexander (Sandy) Young	—	—	200,000 (1)	$2.11	2/6/2015(3)
	—	—	566,135 (2)	1.51
Paul Weston	12,000	—	—	$6.20	3/23/2015
	10,000	—	—	5.65	9/30/2015
	60,000	—	—	1.92	10/16/2016
	40,000 (4)	40,000 (4)	—	2.01	5/14/2018
	—	32,000 (5)	48,000 (5)	2.12	6/17/2019
	—	32,000 (6)	48,000 (6)	2.59	5/20/2020

(1)	Represents options to purchase 200,000 shares of our common stock. See “Employment Agreements; Potential Payments Upon Termination or Change-in-Control” for a description of these options.

(2)	Represents stock appreciation rights to purchase up to 566,135 shares of our common stock. See “Employment Agreements; Potential Payments Upon Termination or Change-in-Control” for a description of these stock appreciation rights. The potential maximum value of the stock appreciation rights (when aggregated with the actual or, if still unexercised, expected value of the 200,000 stock options) will be £3.0 million (approximately $4.7 million at the closing exchange rate at September 30, 2010).

(3)	If earned, the shares of common stock underlying the stock appreciation rights will be paid to Mr. Young as soon as practicable after September 30, 2011.

(4)	In May 2008, Mr. Weston was granted 80,000 options. The terms of these options provide that 25% vest on the date that our company files its annual report on Form 10-K for the fiscal year ended September 30, 2009 with the Securities and Exchange Commission, 25% vest on May 14, 2010 and

50% will vest on May 14, 2011. In addition to, and not in lieu of these time-based vesting requirements, the options are subject to the following performance-based vesting requirements:

• if our EBITDA for fiscal 2009 exceeds our EBITDA for fiscal 2008 by 20% or more, then all of the options will vest;

• if our EBITDA for fiscal 2009 exceeds our EBITDA for fiscal 2008 by 15% or more but less than 20%, then 50% of the options will vest;

• if our EBITDA for fiscal 2009 exceeds our EBITDA for fiscal 2008 by 10% or more but less than 15%, then 25% of the options will vest; and

• if our EBITDA for fiscal 2009 exceeds our EBITDA for fiscal 2008 by less than 10%, then none of the options will vest.

Since our EBITDA for fiscal 2009 exceeded our EBITDA for fiscal 2008 by 20% or more, 25% (or 20,000) of the options vested on December 4, 2009 (the date that we filed our annual report on Form 10-K for the fiscal year ended September 10, 2009 with the Securities and Exchange Commission) and 25% (or 20,000) of the options vested on May 14, 2010.

(5)	In June 2009, Mr. Weston was granted 80,000 options. Of these options, 48,000 are denominated “Performance Based Shares” and 32,000 are denominated “Non-Performance Based Shares.” Twenty five percent (25%) of the Performance Based Shares will vest on the date that our company files its annual report on Form 10-K for the fiscal year ended September 30, 2010 with the Securities and Exchange Commission, 25% of the Performance Based Shares will vest on June 17, 2011 and 50% of the Performance Based Shares will vest on June 17, 2012. In addition to, and not in lieu of these time-based vesting requirements, the Performance Based Shares are subject to performance-based vesting requirements as follows:

• if our EBITA for fiscal 2010 exceeds our EBITA for fiscal 2009 by 30% or more, then all of the Performance Based Shares will vest;

• if our EBITA for fiscal 2010 exceeds our EBITA for fiscal 2009 by 25% or more but less than 30%, then 50% of the Performance Based Shares will vest;

• if our EBITA for fiscal 2010 exceeds our EBITA for fiscal 2009 by 20% or more but less than 25%, then 25% of the Performance Based Shares will vest; and

•	if our EBITA for fiscal 2010 exceeds our EBITA for fiscal 2009 by less than 20%, then none of the Performance Based Shares will vest.

With respect to the Non-Performance Based Shares granted to Mr. Weston:

• 25% will vest on the date that our company files its annual report on Form 10-K for its fiscal year ending September 30, 2010 with the Securities and Exchange Commission;

• 25% will vest on June 17, 2011; and

• 50% will vest on June 17, 2012.

Since our EBITA for fiscal 2010 exceeded our EBITA for fiscal 2009 by less than 20%, none of the Performance Based Shares will vest. However, the Non-Performance Based Shares will vest in accordance with the schedule set forth immediately above.

(6)	The terms of these options are described in the footnotes to the “Grant of Plan Based Awards” table above.

Exercise of Options During Fiscal 2010

None of our named executive officers exercised any options of our company held by them in our fiscal year ended September 30, 2010.

Employment Agreements; Potential Payments Upon Termination or Change-in-Control

Chief Executive Officer

In January 2008, we entered into an employment agreement with Alexander Young, our chief executive officer. Pursuant to his employment agreement, Mr. Young serves as the chief executive officer of our company at a salary of £222,832 per annum (approximately $367,227 at current exchange rates), subject to annual review by the Compensation Committee, and as a director of our company. Mr. Young’s employment agreement provides that it shall continue until terminated by either party giving the other party no less than 12 month’s prior written notice. In addition, the employment agreement automatically terminates on Mr. Young’s 65th birthday. In addition, pursuant to his employment agreement:

•	we awarded Mr. Young 200,000 stock options in February 2008;

•	we granted Mr. Young 566,135 stock appreciation rights in April 2009, the terms of which are described below;

•	we provide Mr. Young with a car allowance; and

•	we agreed to make a payment equal to 15% of Mr. Young’s annual salary towards his U.K.-based private pension fund. In February 2011, we agreed with Mr. Young that we would make this payment directly to him rather than to his U.K.-based pension fund and, in connection therewith, we agreed to reimburse him for the amount of the tax due on such increased payment. For 2011, the amount of such reimbursement is expected to be approximately £4,600 pounds.

In April 2009, our board of directors, upon the recommendation of our Compensation Committee, made a grant of 566,135 stock appreciation rights to Mr. Young. The stock appreciation rights represent the right to receive a payment, in shares of our common stock, equal to the product of (a) the number of stock appreciation rights granted that vest and (b) the excess of (i) the closing sale price of a share of our common stock on the date that the stock appreciation rights are settled over (ii) the base price of $1.51 (the closing price of a share of our common stock on the NASDAQ Global Select Market on April 21, 2009, the date that the stock appreciation rights were granted to Mr. Young).

The stock appreciation rights are subject to both time vesting and performance vesting.

Time Vesting.  The stock appreciation rights generally will not vest if Mr. Young’s employment with our company is terminated prior to January 14, 2011, the third anniversary of the date he became our chief executive officer. However, if Mr. Young’s employment terminates because of his death or disability, he shall become vested in the stock appreciation rights to the extent determined by the Compensation Committee. The Compensation Committee’s determination shall be made by multiplying that portion of the stock appreciation rights that are deemed potentially to have vested by reason of satisfaction of the applicable performance levels by a fraction, the numerator of which is the number of completed months elapsed since October 1, 2007 through the date of termination of employment and the denominator of which is 48.

In addition, in the event of a “change of control” (as defined in the stock appreciation rights agreement), the stock appreciation rights will become immediately vested to the same extent provided in the previous paragraph and shall be exercisable for a period of 30 days after the change of control. If Mr. Young’s employment with our company is terminated for reasons that the Compensation Committee determines constitutes “cause” (as defined in the stock appreciation rights agreement), the stock appreciation rights will be forfeited, without regard to whether they have become vested.

Performance Vesting.  The determination of whether the stock appreciation rights have vested will be made as soon as practicable after the fiscal year ending September 30, 2011 and will be based on the achievement of the performance measures set forth in the our stock appreciation rights agreement with Mr. Young. The stock appreciation rights agreement establishes a threshold, base and stretch level of improvement (in percentage terms) in growth in each of sales, earnings per share and earnings before interest, taxes and amortization (EBITA) during the period from October 1, 2009 through September 30, 2011 as compared to the base year ended September 30, 2007 and provides that the amount of stock appreciation rights that will vest will be dependent on whether the threshold, base and stretch levels have been met in each performance measure. The determination of vesting attributable to each performance measure shall be independent from the other performance measures. A performance below threshold in one performance measure does not preclude vesting under any other performance measure.

If the actual results for any performance measure fall between the threshold and the base, or between the base and the stretch, vesting of the stock appreciation rights will be prorated.

The stock appreciation rights agreement with Mr. Young provides that the potential maximum value of the stock appreciation rights (when aggregated with the value of the vested portion of the option to purchase 200,000 shares of our company common stock held by Mr. Young) is £3 million. If the total value of the stock appreciation rights and the value of the vested portion of Mr. Young’s options exceeds £3 million, then the base price of $1.51 for the stock appreciation rights will be increased so that the total value is equal to £3 million.

In April 2009, in addition to the grant of the stock appreciation rights, our board of directors, upon the recommendation of our Compensation Committee, finalized the performance-based vesting conditions of the 200,000 options to purchase shares of our common stock held by Mr. Young. These options had been granted in February 2008 at an exercise price of $2.11 per share. The vesting of the stock options will be subject to vesting in the same manner as the stock appreciation rights.

Mr. Young’s employment agreement does not provide for payments to be made to him at, following or in connection with a change in control of our company. In lieu of the 12 month’s prior written notice of termination, our employment agreement with Mr. Young provides that we may terminate the employment agreement at any time by making a payment to Mr. Young equal to his salary for the notice period (or, if applicable, the remainder of the notice period) and the cost to us of providing Mr. Young with his health insurance, car allowance and contribution to his U.K.-based private pension fund for the notice period (or, if applicable, the remainder of the notice period). The following table illustrates the benefits that Mr. Young would have been entitled to receive pursuant to this employment agreement, assuming (i) our company terminated his employment on September 30, 2010 and (ii) we chose to pay his salary and benefits in one lump sum, rather than provide him with 12 months notice of termination:

Severance payment in lieu of salary	$345,370
Severance payment in lieu of health insurance	$4,150
Severance payment in lieu of car allowance	$18,970
Severance payment in lieu of payment towards U.K.-based private pension fund	$51,800

Total:	$420,290	(1)

(1)	Represents a single payment.

Our stock appreciation rights agreement and our stock option agreement with Mr. Young provides for acceleration of the awards granted thereunder in the event of his death or disability, by reason of any other circumstance that the Compensation Committee determines, or in the event that we undergo a change in control. The agreements provide that the awards will be accelerated if the performance measures specified therein have been achieved and that the awards shall be accelerated on a pro-rata basis based on the amount of time that has elapsed at termination. Because none of the performance measures were achieved on a pro rata basis at September 30, 2010, had Mr. Young’s employment terminated on September 30, 2010 due to death, disability, by reason of any other circumstance that the Compensation Committee determines or a change in control of our company, he would not have realized any amounts under his stock appreciation rights agreement or stock option agreement.

Chief Financial Officer

In May 2008 we entered into an employment agreement with Paul Weston, who was then serving as our chief financial officer designate. Mr. Weston became our chief financial officer in October 2008. Our employment agreement with Mr. Weston provides that either party may terminate the agreement upon six month’s written notice. Under certain circumstances, we may terminate Mr. Weston’s employment immediately by paying salary in lieu of notice for the six-month notice period. In addition, under our employment agreement with Mr. Weston, we are required to pay him 12 months’ salary in lieu of notice in the event he is terminated due to an acquisition. Our employment agreement with Mr. Weston further provides that Mr. Weston will not compete against us for a period of six months following the termination of his employment with us. Pursuant to his employment agreement, Mr. Weston currently receives a salary of £164,472 (approximately $271,050 at current exchange rates). In addition, pursuant to his employment agreement with us, Mr. Weston receives a car allowance and we have agreed to make a payment equal to 15% of his annual salary towards his U.K.-based private pension fund. The following table illustrates the benefits that Mr. Weston would have been entitled to receive pursuant to this employment agreement and U.K. law in the event that (i) we gave Mr. Weston six month’s notice of termination of employment on September 30, 2010 and provided salary in lieu of notice and (ii) Mr. Weston’s employment had been terminated on September 30, 2010 due to an acquisition:

	Payments Due Upon		Payments Due Pursuant
	Termination with Six		to Termination Upon
	Month’s Notice		an Acquisition

Severance payment in lieu of salary	$127,458		$254,915
Severance payment in lieu of health insurance	$1,325		$2,650
Severance payment in lieu of car allowance	$7,115		$14,230
Severance payment in lieu of payment towards U.K.-based private pension fund	$19,120		$38,240

Total:	$155,018	(1)	$310,035	(2)

(1)	To be paid over six months.

(2)	Represents a single payment.

Certain of our stock option agreements with Mr. Weston provide that they shall become immediately exercisable in full in the event that we undergo a change in control. In the event that we had undergone a change in control on September 30, 2010, the “spread” (the difference between the closing price of our stock on September 30, 2010 and the option exercise price) of the in-the-money options held by Mr. Weston that would have accelerated would have aggregated $50,000.

Risk Considerations in Our Compensation Program

Our Compensation Committee has considered whether our compensation policies and practices for our employees, including, but not limited to, our executive officers, encourage excessive or inappropriate risk taking and determined that they do not for the following reasons:

•	Substantially all of our homecare aides, nurses and nurses aids are paid on an hourly basis and none participate in our stock option plan.

•	Those employees who participate in our stock option plan receive both a salary and options (or, in the case of our chief executive officer, options and stock appreciation right) as part of their compensation package. Our Compensation Committee believes that the salary component is a sufficiently meaningful part of the compensation package that our employees, including our executive officers, will not take unnecessary or excessive risks in order to maximize their chances of realizing on their options or stock appreciation rights.

•	The options we have granted in last few years have had vesting schedule that is in whole or in part based on growth in earnings (as opposed to growth in revenues). The Compensation Committee believes that the performance goals in our options are reasonably achievable. The time-based vesting for our stock options ensures that our employees’ long-term interests align with those of our shareholders.

•	Our Compensation Committee believes that the use of earnings growth as a condition to vesting focuses employees on profitability in a manner that vesting tied to revenues growth, which might incentive employees to drive sales without regard to the costs of sales, does not.

•	Although the vesting of the stock appreciation rights of our chief executive officer are dependent, in part, on growth in revenues, we believe that there are a number of features of the stock appreciation rights which discourage excessive or inappropriate risk taking. First, a larger percentage of the vesting is determined by growth in earnings than by growth in revenues. Tying the vesting of the stock appreciation rights to earnings acts as a check on entering into contracts that increase sales but not earnings. Second, the stock appreciation rights provide for partial vesting for various levels of achievement in earnings and revenues, thereby permitting payouts at levels below full target achievement, rather than providing for an “all-or-nothing” approach.

•	As a healthcare staffing company, our company does not face the same level of risks associated with compensation of employees at companies, such as financial service companies, that reward at least some of their employees for successfully taking substantial risks.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Sophia Corona, Mark Hanley and Jeffrey S. Peris. Dr. Peris serves as chairman of the Compensation Committee. Ms. Corona and Messrs. Hanley and Peris served on our Compensation Committee throughout fiscal 2010. Except for Mr. Hanley, who served from 1995 to 1997 as an executive director/director of business development of Transworld Healthcare (UK) Limited, a subsidiary of our company now known as Allied Healthcare Holdings Limited, no member of our Compensation Committee has ever served as an officer or employee of our company or any of our subsidiaries, nor has any such individual had a business relationship with our company or any of our subsidiaries during fiscal 2010 that requires disclosure under the rules of the Securities and Exchange Commission. In addition, during fiscal 2010, no executive officer of our company served as either a director or a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on our company’s Compensation Committee or board of directors.

RELATED PARTY TRANSACTIONS

Related Party Transactions

In March 2010, Professor Playford and our company entered into a letter agreement pursuant to which Professor Playford agreed to serve as medical advisor to the board of directors of our company for the period from April 1, 2010 through September 30, 2010 or such other term as Professor Playford and our company shall mutually agree upon. The letter agreement provided that it could be terminated at any time by either of party upon written notice to the other. In consideration of serving as advisor, we agreed to pay Professor Playford the sum of $10,000 per quarter and to reimburse him for reasonable out-of-pocket expenses incurred by him in connection with performing his services for us. The letter agreement was terminated in August 2010, when Professor Playford joined our board of directors

Our certificate of incorporation and bylaws provide that our company shall indemnify our directors and officers to the fullest extent permitted by New York law. In addition, we have entered into indemnification agreements with each of our directors and executive officers. Neither our certificate of incorporation, our bylaws nor our indemnification agreements place a cap on our maximum indemnification obligations; however, our directors’ and officers’ liability insurance may enable us to recover some or all of the amounts, if any, that we pay by way of indemnification to our directors and executive officers.

Other than as described in the previous paragraph and other than the compensation and severance arrangements with our named executive officers and the director compensation arrangements described in “Executive Compensation,” we are not a participant in any transaction involving more than $120,000 in which any shareholder holding more than 5% of our outstanding common stock, any of our executive officers or directors or their immediate family members, or any other “related person” (as such term is defined in the rules of the Securities and Exchange Commission) has or will have a direct or indirect material interest.

Review of Related Party Transactions

Our Code of Conduct prohibits, among other things, our directors, officers and employees from, directly or indirectly, engaging or participating in any transaction involving, or raising questions of, a possible conflict between the interests of our company and the personal interests of the employee or his or her family.

Under its charter, the Audit Committee has the responsibility of reviewing related party transactions (other than executive and director compensation) between our company and our officers, directors, key employees and any of their affiliates. Notwithstanding the foregoing, in some cases (such as executive compensation arrangements), the full board has approved the related party transaction. In addition, as a general matter, the Compensation Committee recommends, for full board consideration and approval, the compensation of our executive officers, to the extent not set forth in an executive officer’s employment agreement.

The Audit Committee considers whether to ratify or approve a related party transaction on a case-by-case basis, rather than pursuant to a written policy. To date, there have been no instances in which the Audit Committee has been called upon to review a related party transaction. In reviewing any related party transaction, it is expected that the Audit Committee will examine the terms of the transaction to determine how close they are to terms that would be likely to be found in a similar arms’-length transaction and whether they are fair and reasonable to our company. If the related party transaction involves a non-employee director, the Audit Committee may also consider whether the transaction would compromise the director’s independence.

PROPOSAL IV: RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee has appointed EisnerAmper LLP as our independent auditors for our fiscal year ending September 30, 2011. The shareholders are being asked to ratify this action of the Audit Committee. In the event the ratification is not approved, the Audit Committee will reconsider its selection.

Our board of directors recommends that shareholders vote FOR the ratification of EisnerAmper LLP as our independent auditors for our fiscal year ending September 30, 2011.

Representatives of EisnerAmper LLP are expected to be present at the annual meeting and available to respond to appropriate questions. Such representatives also will have the opportunity, should they so desire, to make a statement to the shareholders.

Audit and Other Fees During Fiscal 2010 and Fiscal 2009

The following table sets forth the fees for professional services provided by our independent auditor in respect of our fiscal years ended September 30, 2010 and September 30, 2009 for various audit and other services. Our independent auditor for those fiscal years was EisnerAmper LLP (formerly known as Eisner LLP).

	Fiscal 2010	Fiscal 2009

Audit fees	$647,000	$764,000
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—

Audit fees include the fees for auditing our annual financial statements and reviewing the financial statements included in our quarterly reports on Form 10-Q, as well auditing the internal controls over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002. Audit fees also include fees for services that were provided in connection with regulatory filings and consents related to filings with the Securities and Exchange Commission.

Pre-Approval Policy

The charter of the Audit Committee was adopted by the board of directors in May 2007. The charter of the Audit Committee provides that the Audit Committee shall pre-approve all auditing and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent auditor, subject to the de minimus exception (the “de minimus exception”) for non-audit services that are permitted by Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 and that are approved by the Audit Committee prior to the completion of the audit.

We did not incur audit-related fees, tax fees or other fees during fiscal 2010 or fiscal 2009 from services provided to us by our independent auditor for those periods. Accordingly, no non-audit services provided by our independent auditor were approved by the Audit Committee after the fact in reliance upon the de minimus exception.

OTHER MATTERS

Other Matters to be Considered at the Annual Meeting

We have received no shareholder proposals for matters to be brought before the annual meeting and our board has no present intention to bring any matters, other than those set forth in the notice of the meeting, before the annual meeting. The persons named in the accompanying proxy card are allowed to exercise their discretionary authority to vote upon any other matter that is properly presented at the annual meeting.

Cost of Solicitation of Proxies

We will bear the cost of solicitation of proxies from our shareholders. In addition to solicitation by mail, the directors and certain officers and employees of our company may solicit proxies personally. These persons will receive no additional compensation for such services but will be reimbursed for reasonable out-of-pocket expenses. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of stock held of record by these persons, and we will reimburse them for their reasonable out-of-pocket expenses.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder promulgated by the Securities and Exchange Commission require the reporting of transactions in our equity securities by our directors and certain of our officers and by shareholders who beneficially own more than 10% of our common stock (collectively, the “Reporting Persons”). Section 16(a) and the rules thereunder require the Reporting Persons to report initial statements of ownership of our equity securities on Form 3 and changes in ownership of our equity securities on Form 4 or Form 5. Based on a review of these reports filed by the Reporting Persons and written representations from our directors and our executive officers that no Forms 5 were required to be filed by them in respect of our fiscal year ended September 30, 2010, we believe that no Reporting Person failed to file a Section 16 report on a timely basis during our fiscal year ended September 30, 2010.

Shareholder Proposals for the Next Annual Meeting

There are two different deadlines for submitting shareholder proposals for consideration at the 2012 annual meeting of shareholders of our company.

In order for a shareholder proposal submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 to be included in the proxy statement relating to our next annual meeting of shareholders, it must be received by us at our principal executive offices no later than January 4, 2012.

In addition, our amended and restated by-laws provide that any shareholder who wishes to bring any business at our next annual meeting of shareholders, but does not intend that the matter be included in our proxy statement relating to our next annual meeting of shareholders, must give us written notice no earlier than February 15, 2012 and not later than March 16, 2012. Any such notice must comply with the applicable provisions of our amended and restated by-laws.

If the date of next year’s annual meeting changes by more than 30 days (i.e., it is held earlier than May 15, 2012 or later than July 14, 2012) we will inform shareholders of such change and the effect of such change on the deadlines given above by including notice under Item 5 of Part II in our earliest possible Quarterly Report on Form 10-Q or, if that is impracticable, by other means reasonably calculated to inform our shareholders of such change and the new deadlines.

Form 10-K of the Company

A copy of our annual report to shareholders for our fiscal year ended September 30, 2010 is enclosed with this proxy statement. The annual report to shareholders consists of a letter to shareholders from our chairman of the board, a letter to shareholders from our chief executive officer and the full text of our annual report on Form 10-K, including the financial statements and the financial statement schedules, but excluding exhibits, for our fiscal year ended September 30, 2010.

We will provide, without charge, to any holder of our shares of common stock as of the Record Date, additional copies of our annual report to shareholders, including the Form 10-K that constitutes a part thereof, for our fiscal year ended September 30, 2010. Shareholders who wish to receive an additional copy of our annual report to shareholders should send their requests to us at 245 Park Avenue, New York, New York 10167 (Attn.: Secretary). Each such request should include a statement by the person making the request that he or she is a beneficial owner of shares of our common stock as of the Record Date.

Householding Information

The Securities and Exchange Commission permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for proxy statements and annual reports to shareholders with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report to those shareholders. This process, which is commonly referred to as “householding,” is intended to reduce the volume of duplicate information shareholders receive and also reduce expenses for companies. While we do not utilize householding, some intermediaries may be householding our proxy materials and our annual report to shareholders. Once you have received notice from your broker or another intermediary that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you hold your shares through an intermediary that sent a single copy of this proxy statement and a single copy of our annual report to shareholders to multiple shareholders in your household, we will promptly deliver a separate copy of each of these documents to you if you send a written request to us at our principal executive offices, 245 Park Avenue, New York, New York 10167 (Attn.: Secretary), or call us at 212-750-0064. If you hold your shares through an intermediary that is utilizing householding and you want to receive separate copies of our annual report to shareholders and proxy statement in the future, you should contact your bank, broker or other nominee record holder.

If you hold your shares through an intermediary who sends you multiple copies of our annual report to shareholders and proxy statement and wish to receive only one, you should contact your bank, broker of other nominee holder. If you a record holder of our shares of common stock who receives multiple copies of our annual report to shareholders and proxy statement and wish to receive only one, send a written request to us at our principal executive offices, 245 Park Avenue, New York, New York 10167 (Attn.: Secretary), or call us at 212-750-0064.

By Order of the Board of Directors

Leslie J. Levinson
Secretary

New York, New York
May 3, 2011

THE BOARD OF DIRECTORS HOPES THAT SHAREHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, HOLDERS OF COMMON STOCK ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. IF YOU HOLD SHARES OF OUR COMMON STOCK, YOU MAY ALSO CAST YOUR PROXY ELECTRONICALLY THROUGH THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING. SHAREHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU WILL NOT BE PERMITTED TO VOTE IN PERSON AT THE MEETING UNLESS YOU FIRST OBTAIN A LEGAL PROXY ISSUED IN YOUR NAME FROM THE RECORD HOLDER.

REVOCABLE PROXY CARD — ALLIED HEALTHCARE INTERNATIONAL INC.
This proxy card is being solicited on behalf of the Board of Directors.
The undersigned shareholder of Allied Healthcare International Inc. (the “Company”) hereby appoints each of Alexander (Sandy) Young, Paul Weston and Marvet Abbassi, attorneys and proxies, each with full power of substitution, to represent the undersigned and vote all shares of the common stock of the Company which the undersigned is entitled to vote, with all powers the undersigned would possess if personally present, at the annual meeting of shareholders of the Company, to be held at the offices of Edwards Angell Palmer & Dodge LLP, 750 Lexington Avenue, New York, NY 10022 on June 14, 2011 at 10:00 a.m., local time, with respect to the proposals hereinafter set forth and upon such other matters as may properly come before the annual meeting and any adjournments or postponements thereof.
This proxy card, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.
Unless otherwise specified, this proxy card will be voted “FOR” the election of directors, “FOR” proposal 2, “ONE YEAR” for proposal 3, “FOR” proposal 4 and in the discretion of the proxies with respect to all other matters which may properly come before the annual meeting and any adjournments or postponements thereof. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, each dated May 3, 2011, and the annual report to shareholders of the Company for the fiscal year ended September 30, 2010. The undersigned hereby revokes any proxy or proxies heretofore given.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 14, 2011
Our Proxy Statement and our annual report to shareholders for the fiscal year ended September 30, 2010 are available at http://www.ir-site.com/alliedhealthcare/proxy.asp.

ELECTRONIC VOTING INSTRUCTIONS
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on June 13, 2011.
VOTE BY INTERNET
•	Log on to the Internet and go to www.investorvote.com/AHCI.

•	Follow the steps outlined on the secured website.
VOTE BY TELEPHONE

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the instructions provided by the recorded message.

(Continued and to be signed on the reverse side)

ANNUAL MEETING PROXY CARD

The Board of Directors recommends a vote FOR the election of directors, FOR Proposal 2, ONE YEAR for Proposal 3 and FOR Proposal 4.

1.	Election of Directors			2. 3. 4.

Vote on a non-binding basis to approve the compensation of our named executive officers.

Vote on a non-binding basis on how frequently the vote to approve the compensation of our named executive officers should be included in future proxy statements.

Ratification of the appointment of EisnerAmper LLP as the Company’s independent auditors for the fiscal year ending September 30, 2011.
					FOR ☐ 1 YEAR ☐ 3 YEARS ☐ FOR ☐	AGAINST ☐ 2 YEARS ☐ ABSTAIN ☐ AGAINST ☐	ABSTAIN ☐ ABSTAIN ☐
Nominees
		1 2 3	ALEXANDER (SANDY) YOUNG SOPHIA CORONA MARK HANLEY
☐	FOR ALL NOMINEES
		4 5	WAYNE PALLADINO JEFFREY S. PERIS
☐ ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See Instructions below)	6 7	RAYMOND J. PLAYFORD ANN THORNBURG

INSTRUCTIONS: To withhold a vote for one or more nominees, mark “FOR ALL EXCEPT” and the corresponding numbered box(es): ☐ 1 ☐ 2 ☐ 3 ☐ 4 ☐ 5 ☐ 6 ☐ 7				In their discretion, the above named proxies are authorized to vote in accordance with their own judgment on such other matters as may properly come before the annual meeting.

Change of Address – Please print new address below.

Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below.
Please sign exactly as name(s) appear hereon. Joint owners should each sign. When signing as an attorney, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

	Please keep signature within the box		Please keep signature within the box
Signature 1		Signature 2		Date: